EXHIBIT 3.2
COMMONWEALTH OF THE BAHAMAS

New Providence


                         ADOPTED AS OF MARCH 23, 1997




                             AMENDED AND RESTATED
                            ARTICLES OF ASSOCIATION



                                      OF



                            STEINER LEISURE LIMITED












                           Harry B. Sands & Company
                         Counsel and Attorneys-at-Law
                                   Chambers
                                Nassau, Bahamas





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                   The International Business Companies Act

                           Company Limited by Shares



                 AMENDED AND RESTATED ARTICLES OF ASSOCIATION

                                      OF

                            STEINER LEISURE LIMITED





                                  PRELIMINARY


      1. In these Articles, if not inconsistent with the subject or context, the words and expressions standing in the first column of the following table shall bear the meanings set opposite them, respectively, in the second column thereof.


WORDS                                     MEANINGS

the Act                 The  International  Business  Companies  Act 1989
                        (No.  2 of  1990)

these Articles          These   Amended  and  Restated   Articles  of
                        Association as originally framed or as from time to time amended.



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capital                 The sum of the  aggregate  par value of all  outstanding
                        shares with par value of the Company and shares with par value held by the Company as treasury shares plus

                        (a) the aggregate of the amounts designated as capital of all outstanding shares without par value of the Company and shares without par value held by the Company as treasury shares, and

                        (b) the amounts as are from time to time transferred from surplus to capital by the directors.

Chairman of
the Board               The Chairman of the Board of Directors of the Company.

Company                 Steiner Leisure Limited

company                 Any company or corporation.

corporate office        The office of the Company  located at Suite 104A,
                        Saffrey Square, Nassau, The Bahamas.

directors               Members of the Board of Directors of the Company.

majority                In excess of 50 percent.

majority (or 66 2/3%)
of the Shareholders     With respect to a vote of shareholders means

                        (i) a majority (or 66 2/3%, as applicable in the context of the Article in question) of the votes of the shareholders who were present at the meeting and who voted and did not abstain, or


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                       (ii)  a  majority  (or 66 2/3%,  as  applicable  in the
                             context of the Article in question) of the votes of the shareholders of each class or series of shares which were present at the meeting and entitled to vote thereon as a class or series and who voted and did not abstain and of a majority (or 66 2/3%, as applicable in the context of the
                             Article  in  question)  of the votes of the
                             remaining shareholders entitled to vote thereon present at the meeting and who voted and did not abstain.

the Memorandum          The  Amended  and  Restated   Memorandum  of
                        Association of the Company as originally framed or as from time to time amended.

person An individual, a company, a trust, the estate of a deceased individual, a partnership, an unincorporated association or other entity.

resolution
of directors            A   resolution   (i)   approved  at  a  duly
                        constituted meeting of directors of the Company or of a committee of directors of the Company by the affirmative vote of a majority of the directors present who voted and did not abstain or (ii) consented to in writing by all directors or all members of the committee, as the case may be.

resolution of
shareholders            (a)  A resolution approved at a duly constituted meeting
                             of the shareholders of the Company by the affirmative vote of

                              (i) except where the votes of a larger percentage of shareholders is specifically provided for in these Articles or in the Memorandum, a majority of the votes of the shareholders who were present at the meeting and who voted and did not abstain, or

                              (ii)  except where the votes of a larger
                                    percentage of shareholders is specifically provided for in these

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                                    Articles or in the Memorandum, a majority of
                                    the votes of the shareholders of each class or series of shares which were present at the meeting and entitled to vote thereon as a class or series and who voted and did not abstain and of a majority of the votes of the remaining shareholders entitled to vote thereon present at the meeting and who voted and did not abstain.

the Seal                      The Common Seal of the Company.

Secretary                     The person  holding the office of Secretary of the
                              Company or, in the absence of a Secretary, such other officer of the Company who has similar duties to the Secretary.

securities                    Shares and debt  obligations  of every  kind,  and
                              options, warrants and rights to acquire shares or debt obligations.

shareholder                   A person who is a registered holder of shares in
                              the Company; a "member" under the Act.

share register                The register of shares required to be kept
                              pursuant to Section 28 of the Act.

special meetings              Meetings of the shareholders other than annual
                              meetings.

surplus The excess, if any, at the time of the determination, of the total assets of the Company over the aggregate of its total liabilities, as shown in its books of account, plus the Company's capital.

transfer agent                 Any person  appointed by the  directors to serve
                               as transfer agent and registrar of the shares of the Company.


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treasury
shares                        Shares of the Company that were previously  issued
                              but  were   repurchased,   redeemed  or  otherwise
                              acquired by the Company and not cancelled.

"Written" or any term of like import includes words typewritten, printed, painted, engraved, lithographed, photographed or represented or reproduced by any mode of representing or reproducing words in a visible form, including telex, telefax, telegram, cable or other form of writing produced by electronic communication.

Except as aforesaid any words or expressions defined in the Act shall bear the same meaning in these Articles.

Whenever the singular or plural number, or the masculine, feminine or neuter gender is used in these Articles, it shall equally, where the context admits, include the others.

A reference in these Articles to voting or presence at a meeting in relation to shares shall be construed as a reference to voting by shareholders holding the shares except that it is the votes allocated to the shares that shall be counted and not the number of shareholders who actually voted and a reference to shares being present at a meeting shall be given a corresponding construction.

A reference to money in these Articles is a reference to the currency of the United States of America unless otherwise stated.

                                    SHARES

      2. Every shareholder shall be entitled to one certificate for the shares registered in such shareholder's name provided that in respect of shares held jointly by several persons the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint shareholders shall be sufficient delivery to all.

      3. If a certificate for shares is worn out or lost it may be renewed on production of the worn out certificate or on satisfactory proof of its loss together with such indemnity as may be required by the Secretary.

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      4. If several  persons are registered as joint holders of any shares,  any one of such persons may give an effectual receipt for any dividend payable in respect of such shares.

      5. Subject to the provisions of these Articles and any resolution of shareholders, the unissued shares of the Company shall be at the disposal of the directors who may without prejudice to any rights previously conferred on the holders of any existing shares or class or series of shares, offer, allot, grant options over or otherwise dispose of the shares to such persons, at such times and upon such terms and conditions as the directors may determine.

      6. Shares in the Company shall be issued for money, services rendered, personal property (including other shares, debt obligations or other securities in the Company), an estate in real property, a promissory note or other binding obligation to contribute money or property or any combination of the foregoing as shall be determined by the directors.

      7. Shares in the Company may be issued for such amount of consideration as the directors may from time to time determine, except that in the case of shares with par value, the amount shall not be less than the par value and, in the absence of fraud, the decision of the directors as to the value of the consideration received by the Company in respect of the issue is conclusive unless a question of law is involved. The consideration in respect of the shares constitutes capital to the extent of the par value and the excess constitutes surplus.

      8. A share issued by the Company upon conversion of, or in exchange for, another share or a debt obligation or other security in the Company, shall be treated for all purposes as having been issued for money equal to the consideration received or deemed to have been received by the Company in respect of the other share, debt obligation or other security.

      9. Treasury shares may be disposed of by the Company on such terms and conditions (not otherwise inconsistent with these Articles) as the directors may determine.

      10. The Company may issue fractions of a share and a fractional share shall have the same corresponding fractional liabilities, limitations, preferences, privileges, qualifications, restrictions, rights and other attributes of a whole share of the same class or series of shares.

     11. Upon the issue by the Company of a share without par value, the consideration in respect of the share constitutes capital to the extent designated by the directors and the excess

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constitutes  surplus,  except that the  directors  must  designate as capital an amount of the consideration that is at least equal to the amount that the share is entitled to as a preference, if any, in the assets of the Company upon liquidation of the Company.

      12. The Company may purchase, redeem or otherwise acquire and hold its own shares but no purchase, redemption or other acquisition which shall constitute a reduction in capital shall be made otherwise than in compliance with Articles 26 and 27.

      13. Shares that the Company purchases, redeems or otherwise acquires pursuant to Article 12 may be cancelled or held as treasury shares unless the shares are purchased, redeemed or otherwise acquired out of capital and would otherwise infringe upon the requirements of Articles 26 and 27. Upon the cancellation of a share, the amount included as capital of the Company with respect to that share shall be deducted from the capital of the Company.

      14. Where shares in the Company are held by the Company as treasury shares or are held by another company of which the Company holds, directly or indirectly, shares having more than 50 percent of the votes in the election of directors of the other company, such shares of the Company are not entitled to vote or to have dividends paid thereon and shall not be treated as outstanding for any purpose except for purposes of determining the capital of the Company.

     15. No notice of a trust, whether expressed, implied or constructive, shall be entered in the share register.


                              TRANSFER OF SHARES

      16. Subject to any limitations in the Memorandum, registered shares in the Company may be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee. The instrument of transfer of any share in the Company shall be executed by the transferor (or its duly authorized agent), and the transferor shall be deemed to remain the holder of the shares until the name of the transferee is entered in the share register in respect thereof. The transfer agent for the Company or the directors shall determine if a form of transfer is acceptable in the case of any question or dispute concerning a transfer.


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      17. The Company  shall not be required to treat a transferee of a share in the Company as a shareholder until the transferee's name has been entered in the share register.

      18. The Company, or any transfer agent on the application of the transferor or transferee of a share in the Company, shall enter in the share register the name of the transferee of the share except that (a) the directors or the transfer agent may decline to register a transfer of shares unless the instrument of transfer is accompanied by the certificate or certificates for the shares and such other evidence as the directors or the transfer agent may reasonably require to show the right of the transferor to make the transfer and
(b) the registration of transfers may be suspended and the share register closed at such times and for such periods as the directors may from time to time determine provided always that such registration shall not be suspended and the share register closed for more than 60 days in any period of 12 months.


                            TRANSMISSION OF SHARES

      19. The personal representative of a deceased shareholder, the guardian of an incompetent shareholder or the trustee of a bankrupt shareholder shall be the only persons recognized by the Company as having any title to the shares of such shareholder but they shall not be entitled to exercise any rights as a shareholder of the Company until they have proceeded as set forth in Articles 20 and 21. A person becoming entitled to shares by reason of the death, incompetency or bankruptcy of the holder shall be entitled to the same dividends and other advantages to which he or she would be entitled if he or she were the registered holder of the shares, except that he or she shall not, before being registered as a shareholder in respect of the shares, be entitled in respect of such shares to exercise any right conferred by share ownership in relation to meetings of the shareholders of the Company.

      20. Any person becoming entitled by operation of law or otherwise to a share or shares in consequence of the death, incompetence or bankruptcy of any shareholder may be registered as a shareholder upon such evidence being produced as may reasonably be required by the directors, the Secretary or any transfer agent. An application by any such person to be registered as a shareholder shall for all purposes be deemed to be a transfer of shares of the deceased, incompetent or bankrupt shareholder and the directors shall treat it as such.

     21. Any person who has become entitled to a share or shares in consequence of the death, incompetence or bankruptcy of any shareholder may, instead of being registered himself

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or  herself,  request in writing  that some person to be named by such person be registered as the transferee of such share or shares and such request shall likewise be treated as if it were a transfer.

      22. What amounts to incompetence on the part of a person is a matter to be determined by the Bahamian courts under applicable law, having regard to all the relevant evidence and the circumstances of the case.


                  REDUCTION OR INCREASE IN AUTHORIZED CAPITAL

      23. Amendment to the Memorandum to increase or reduce the Company's authorized capital must be approved by a majority of the shareholders.

      24.   The directors may amend the Memorandum to

            (a) divide the shares, including issued shares of a class or series into a larger number of shares of the same class or series; or

            (b) combine the shares, including issued shares, of a class or series into a smaller number of shares of the same class or series, provided, however, that where shares are divided or combined under (a) or (b) of this Article 24, the aggregate par value of the new shares must be equal to the aggregate par value of the original shares.

      25. The capital of the Company may by a resolution of directors be increased by transferring an amount of the surplus of the Company to capital, and, subject to the provisions of Articles 26 and 27, the capital of the Company may be reduced by transferring an amount of the capital of the Company to surplus.

      26. No reduction of capital shall be effected that reduces the capital of the Company to an amount that immediately after the reduction is less than the aggregate par value of all outstanding shares with par value and all shares with par value held by the Company as treasury shares and the aggregate of the amounts designated as capital of all outstanding shares without

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par value and all  shares  without  par value held by the  Company  as  treasury shares that are entitled a preference, if any, in the assets of the Company upon liquidation of the Company.

      27. No reduction of capital shall be effected unless the directors determine that immediately after the reduction the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business and that the realizable assets of the Company will not be less than its total liabilities, other than deferred taxes, as shown in the books of the Company and its remaining capital, and, in the absence of fraud, the decision of the directors as to the realizable value of the assets of the Company is conclusive, unless a question of law is involved.

     28. Where the Company reduces its capital under these Articles the Company may

          (a) return to its shareholders any amount received by the Company upon the issue of any of its shares;

          (b)  purchase,  redeem or otherwise acquire its shares out of capital;
               or

          (c) cancel any capital that is lost or not represented by assets having a realizable value.


                           MEETINGS OF SHAREHOLDERS

      29. Annual meetings of the shareholders shall be held during each fiscal year of the Company commencing in 1997. The date, time and place of annual meetings of shareholders shall be as determined by the directors of the Company.

      30. The directors of the Company or the Chairman of the Board may convene special meetings of the shareholders of the Company at such times and in such manner and places within or outside the Commonwealth of The Bahamas as the directors consider necessary or desirable.

      31. Upon the written request of shareholders holding more than 50 percent of the outstanding voting shares in the Company the directors shall convene a special meeting of the shareholders. If a special meeting is requested by such shareholders, a written request,

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specifying the business proposed to be transacted, shall be delivered personally or sent by first class mail or by express delivery service such as, for example, Federal Express. Upon receipt of such a request, the Secretary shall cause notice of such meeting to be given, within 45 days after the date the request was delivered to the Secretary, to the shareholders entitled to vote on such proposal, in accordance with the provisions of these Articles. Except as provided below, if the notice is not given by the Secretary within 45 days after the date the request was delivered to the Secretary, then the person or persons requesting the meeting may specify the time and place of the meeting and give notice thereof; provided, however, that at least 10 days' notice of such meeting is required to be given to the shareholders.

      32. In order that the Company may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the directors may fix, but shall not be required to so fix, a record date; provided, however, that such record date shall not precede the date upon which the action of the directors fixing such record date is taken.

      33. Whenever shareholders are required or authorized to take any action at a meeting, a notice of such meeting, stating the place, day and hour of the meeting and, in the case of a meeting other than an annual meeting, the purpose or purposes for which the meeting is called shall be given no fewer than 10 days before the date set for such meeting, either personally or by first-class mail, by or at the direction of the Company's Chairman of the Board, Chief Executive Officer or Secretary, to each shareholder of record entitled to vote at such meeting. Such notice shall be deemed to be given when deposited in The Bahamas postal system or the United States mail addressed to the shareholder, at the shareholder's address as it appears on the share register of the Company, with first-class postage prepaid thereon. Written waiver by a shareholder of notice of a shareholders' meeting, signed by the shareholder, whether before or after the time stated thereon, shall be equivalent to the giving of such notice. Attendance of a shareholder at a meeting shall constitute a waiver of notice of such meeting, except when the shareholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully convened.

      34. A meeting of shareholders  held in contravention of the requirement in
Article 33 is valid if shareholders holding not less than 90 percent of the total number of shares entitled to vote on all matters to be considered at the meeting, or not less than 90 percent of the votes of each class or series of shares where shareholders are entitled to vote thereon as a class or series

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together  with not less than 90 percent of the remaining  votes,  have agreed to shorter notice of the meeting, or if all shareholders holding shares entitled to vote on all or any matters to be considered at the meeting have waived notice of the meeting, including by their presence at the meeting.

      35. The inadvertent failure of the directors to give notice of a meeting to a shareholder, or the fact that a shareholder has not received notice, does not invalidate the meeting.

      36. If a quorum pursuant to Article 42 is present at any meeting, (a) in all matters other than the election of directors, the affirmative vote of the majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, and (b) directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors, unless a different vote is required by these Articles or the Memorandum or under applicable law, in which case such express provision shall govern and control the decision of such question. Shareholders may act only at meetings duly called and shareholders may not act by written consent or otherwise outside of such meeting. Only those matters set forth in the notice of a special meeting may be considered or acted upon at that meeting, unless otherwise required by law.

      37. Subject to Article 51, if shareholder approval is required (a) for the adoption of any agreement for the merger of the Company with or into any other entity or for the consolidation of the Company with or into any other entity or
(b) to authorize any sale, lease, exchange or other transfer of all or substantially all of the assets of the Company to any person, the affirmative vote of at least 66 2/3% of the shares entitled to vote thereon is required to approve such transaction; provided, however, that if such transaction is approved in advance by the directors, such transaction may be approved by the affirmative vote of a majority of the shares entitled to vote thereon.

      38. A shareholder may be represented at a meeting of shareholders by a proxy who may speak and vote on behalf of the shareholder.

      39. An instrument appointing a proxy shall be produced at such time before the time for holding the meeting at which the person named in such instrument proposes to vote and at such place as the directors or the Secretary may designate.

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      40. Every proxy must be signed by the  shareholder  or such  shareholder's attorney in fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law. If a proxy expressly provides, any proxy-holder may appoint in writing a substitute to act in such proxy-holder's place. An instrument appointing a proxy shall be in such form as the presiding officer of the meeting shall deem acceptable.

      41.   The following shall apply in respect of joint ownership of shares:

            (a) if two or more persons hold shares jointly, each of them may be present in person or by proxy at a meeting of shareholders and may speak as a shareholder, but each of the shares so held jointly shall only represent a single share;

            (b) if only one of the joint owners is present in person or by proxy, such joint owner may vote on behalf of all joint owners; and

            (c) if two or more of the joint owners are present in person or by proxy, they must vote as one.

      42. A meeting of shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy a majority of the shareholders entitled to vote at the meeting.

      43. If within one-half hour from the time appointed for the meeting a quorum pursuant to Article 42 is not present, the meeting, if convened upon the request of shareholders, shall be dissolved; in any other case it shall stand adjourned to the next business day at the same time and place or to such other day, time and place as the directors may determine and, if at the adjourned meeting there are present within one-half hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the shares of each class or series of shares entitled to vote on the matters to be considered by the meeting, those present shall constitute a quorum, but otherwise the meeting shall be dissolved.


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      44. At every  meeting of  shareholders,  the  Chairman  of the Board shall preside as chairman of the meeting. If there is no Chairman of the Board or if the Chairman of the Board is not present at the meeting, the directors present shall choose one of the directors to be the chairman.

      45. The chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

      46. At any meeting of the shareholders the chairman shall be responsible for deciding in such manner as the chairman shall consider appropriate whether any resolution has been carried or not and the result of the chairman's decision shall be announced to the meeting and recorded in the minutes thereof. If the chairman shall have any doubt as to the outcome of any resolution put to a vote, the chairman may cause a poll to be taken of all votes cast upon such resolution, and any business other than upon which a poll has been taken may proceed pending the taking of the poll.

      47. Any person other than an individual shall be regarded as one shareholder and, subject to Article 48, the right of any individual to speak for or represent such shareholder shall be determined by the law of the jurisdiction where, and by the documents by which, the person is constituted or derives its existence. In case of doubt, the directors may in good faith seek legal advice from any qualified person and unless and until a court of competent jurisdiction shall otherwise rule the directors may rely and act upon such advice without incurring any liability to any shareholder.

      48. Any person other than an individual which is a shareholder of the Company may by resolution of its directors or other governing body authorize such person as it thinks fit to act as its representative at any meeting of the Company or of any class of shareholders of the Company, and the person so authorized shall be entitled to exercise the same powers on behalf of the person which he or she represents as that person could exercise if it were an individual shareholder of the Company.

      49. Directors of the Company may attend and speak at any meeting of shareholders of the Company and at any separate meeting of the holders of any class or series of shares of the Company.

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


      50. At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. In addition to any other applicable requirements, to be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the directors, (b) brought before the meeting by or at the direction of the directors, or (c) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary and be present at the meeting. To be timely for the first annual meeting of shareholders after the Company's initial public offering of its shares, a shareholder's notice must be received at the corporate office of the Company not later than the later of (a) the 75th day prior to the scheduled date of the annual meeting and (b) the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Company. For all subsequent annual meetings, a shareholder's notice shall be timely if received by the Company at its corporate office not less than 75 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting (the "Anniversary Date"); provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date, a notice shall be timely if received by the Company at its corporate office not later than the close of business on the later of (a) the 75th day prior to the scheduled date of such annual meeting or (b) the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Company. For purposes of these Articles, "public announcement" shall mean (a) disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable United States national news service, (b) a report or other document filed publicly with the Securities and Exchange Commission (including, without limitation, a Form 8-K) or (c) a letter or report sent to shareholders of record of the Company at the time of the mailing of such letter or report. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, and the reasons for conducting such business at such annual meeting, (b) the name and address, as they appear on the Company's books, of the shareholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the shareholder, (d) the names of any other beneficial owners of such shares, (e) any material interest of the shareholder in such business and (f) the names and addresses of other shareholders known by the shareholder proposing such business to support such proposal and the class and numbers of shares beneficially owned by such shareholders. Notwithstanding anything in these Articles to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Article 50. If the directors or a designated committee thereof determines that any shareholder proposal was not made in a timely fashion in accordance with the procedures of this Article 50 or that the information provided in a shareholder's notice does not satisfy the information requirements of this Article 50 in any material respect (a "Non-Compliance Determination"), such proposal shall not be presented for action at the annual meeting in question. If neither the directors nor such committee makes a determination as to the validity of any shareholder proposal in the manner set forth above, the presiding officer of an annual meeting shall determine whether the shareholder proposal was made in accordance with the terms of this Article 50. If such presiding officer makes a Non-Compliance Determination with respect to such proposal, such proposal shall not be presented for action at the annual meeting in question. If the directors, a designated committee thereof or the presiding officer determines that a shareholder proposal was made in accordance with the requirements of this Article 50, the presiding officer shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to such proposal.

              BUSINESS COMBINATIONS WITH INTERESTED SHAREHOLDERS

      51. Notwithstanding any other provisions of these Articles, the Company shall not engage in any business combination with any interested shareholder for a period of 3 years following the time that such shareholder became an interested shareholder, unless:

           (a) prior to such time the directors approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder, or

           (b) upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting shares of the Company outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (i) by persons who are directors and also officers of the Company and (ii) employee share plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or

           (c) at or subsequent to such time the business combination is approved by the directors and authorized at an annual or special meeting of shareholders by the affirmative vote of at least 66 2/3% of the shareholders excluding shares owned by the interested shareholder.

      52.   The restrictions contained in Article 51 shall not apply if:

            (a)  the Company  does not have a class of voting  shares that is
                 (i) listed on a United States national securities exchange or (ii) authorized for quotation on The Nasdaq Stock Market unless either of the foregoing results from action taken, directly or indirectly, by an interested shareholder or from a transaction in which a person becomes an interested shareholder;

            (b) a shareholder becomes an interested shareholder inadvertently and (i) as soon as practicable divests itself of ownership of sufficient shares so that the shareholder ceases to be an interested shareholder and (ii) would not, at any time within the 3 year period immediately prior to a business combination between the Company and such shareholder, have been an interested shareholder but for the inadvertent acquisition of ownership;

            (c) the business combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or the notice required hereunder of a proposed transaction which (i) constitutes one of the transactions described in the second sentence of this paragraph; (ii) is with or by a person who either was not an interested shareholder during the previous 3 years or who became an interested shareholder with the approval of the directors or during the period described in paragraph (d) of this Article 53; and (iii) is approved or not opposed by a majority of the directors then in office (but not less than
                 1) who were directors prior to any person becoming an interested shareholder during the previous 3 years or were recommended for election or elected to succeed such directors by a majority of such directors. The proposed transactions referred to in the preceding sentence are limited to (x) a merger or consolidation of the Company; (y) a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of the Company or of any direct or indirect majority-owned subsidiary of the Company (other than to any direct or indirect wholly- owned subsidiary or to the Company) having an aggregate market value equal to 50% or more of either that aggregate market value of all of the assets of the Company determined on a consolidated basis or the aggregate market value of all the outstanding shares of the Company; or (z) a proposed tender or exchange offer for 50% or more of the outstanding voting shares of the Company. The Company shall give not less then 10 days' notice to all interested shareholders prior to the consummation of any of the transactions described in clauses (x) or (y) of the second sentence of this paragraph; or

            (d) the business combination is with an interested shareholder who became an interested shareholder at a time when the restrictions contained in Article 51 did not apply by reason of any paragraph (a) of this Article 52.

      53.   As used in Articles 51, 52 and/or, as the case may be, 53, the term:

            (a) "affiliate" means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.

            (b) "associate," when used to indicate a relationship with any person, means (i) any company, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting shares; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

            (c) "business combination," when used in reference to the Company and any interested shareholder of the Company, means:

                    (i) any merger or consolidation of the Company or any direct or indirect majority-owned subsidiary of the Company with (A) the interested shareholder or (B) with any other company, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested shareholder and as a result of such merger or consolidation Article 51 is not applicable to the surviving entity;

                    (ii) any sale, lease, exchange,  mortgage,  pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a shareholder of the Company, to or with the interested shareholder, whether as part of a dissolution or otherwise, of assets of the Company or of any direct or indirect majority-owned subsidiary of the Company which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Company determined on a consolidated basis or the aggregate market value of all the outstanding shares of the Company;

                    (iii)any  transaction  which  results  in  the  issuance  or transfer by the Company or by any direct or indirect majority-owned subsidiary of the Company of any shares of the Company or of such subsidiary to the interested shareholder, except (A) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares of the Company or any such subsidiary which securities were outstanding prior to the time that the interested shareholder became such; (B) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares of the Company or any such subsidiary which security is distributed, pro rata to all holders of a class or series of shares of the Company subsequent to the time the interested shareholder became such; (C) pursuant to an exchange offer by the Company to purchase shares made on the same terms to all holders of said shares; or (D) any issuance or transfer of shares by the Company, provided however, that in no case under (B) through (D), above, shall there be an increase in the interested shareholder's proportionate share of the shares of any class or series of the Company or of the voting shares of the Company;

                    (iv) any transaction  involving the Company or any direct or indirect majority-owned subsidiary of the Company which has the effect, directly or indirectly, of increasing the proportionate share of the shares of any class or series, or securities convertible into the shares of any class or series of the Company or of any such subsidiary which is owned by the interested shareholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares not caused, directly or indirectly, by the interested shareholder; or

                    (v) any receipt by the interested shareholder of the benefit, directly or indirectly (except proportionately as a shareholder of the Company) of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subparagraphs (i)-(iv), above) provided by or through the Company or any direct or indirect majority-owned subsidiary of the Company.

            (d) "control," including the term "controlling," "controlled by" and "under common control with," means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting shares, by contract, or otherwise. A person who is the owner of 20% or more of the outstanding voting shares of any company, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary.
                 Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting shares, in good faith and not for the purpose of circumventing Article 51 as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

            (e) "interested shareholder" means any person (other than the Company and any direct or indirect majority-owned subsidiary of the Company) that (i) is the owner of 15% or more of the outstanding voting shares of the Company, or (ii) is an affiliate or associate of the Company and was the owner of 15% or more of the outstanding voting shares of the Company at any time within the 3-year period immediately prior to the date on which it is sought to be determined whether such person is an interested shareholder; and the affiliates and associates of such person; provided, however, that the term "interested shareholder" shall not include (x) any person who (A) owned shares in excess of the 15% limitation set forth herein as of the effective date of the Company's Registration Statement on

                 Form F-1 under the  Securities Act of 1933, as amended,
                 with respect to its initial public offering of shares and either (I) continued to own shares in excess of such 15% limitation or would have but for action by the Company or
                 (II) is an affiliate or associate of the Company and so continued (or so would have continued but for action by the Company) to be the owner of 15% or more of the outstanding voting shares of the Company at any time within the 3-year period immediately prior to the date on which it is sought to be determined whether such a person is an interested shareholder or (B) acquired said shares from a person described in (A), above, by gift, inheritance or in a transaction in which no consideration was exchanged; or (y) any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of action taken solely by the Company provided that such person shall be an interested shareholder if thereafter such person acquires additional voting shares of the Company, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested shareholder, the voting shares of the Company deemed to be outstanding shall include shares deemed to be owned by the person through application of paragraph (h) of this Article 53, but shall not include any other unissued shares of the Company which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

            (f) "shares" means, with respect to any company or similar entity, capital shares and, with respect to any other entity, any equity interest.

            (g) "voting shares" means, with respect to any company or similar entity, shares of any class or series entitled to vote generally in the election of directors and, with respect to any other entity, any equity interest entitled to vote generally in the election of the governing body of such entity.

            (h) "owner," including the terms "own" and "owned" when used with respect to any shares, means a person that individually or with or through any of its affiliates or associates:

                    (i)  beneficially owns such shares,  directly or indirectly;
                         or

                    (ii) has (A) the right to acquire such shares  (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of shares tendered pursuant to a tender or exchange offer made by such person or any of such person's affiliates or associates until such tendered shares are accepted for purchase or exchange; or (B) the right to vote such shares pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any shares because of such person's right to vote such shares if the agreement, arrangement or understanding to vote such shares arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or

                    (iii)has any  agreement,  arrangement or  understanding  for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (B) of clause (ii), above), or disposing of such shares with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such shares.


                                   DIRECTORS

     54. Subject to Article 60, the directors shall be elected by the shareholders for such term as the shareholders determine.

     55. The minimum number of directors shall be one and the maximum number shall be seven, as may be determined from time to time by the Board of Directors.

     56. Each director shall hold office until such director's successor takes office or until his earlier death, resignation or removal.

     57. Commencing at such time as the Board of Directors of the Company shall consist of seven directors, the Board shall be divided into three classes designated as Class I, Class II and Class III, respectively, and composed of two, two and three individuals, respectively. Upon any change in the size of the Board of Directors, each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The initial term of office of directors of Class I shall expire at the next annual meeting of shareholders of the Company following the initial filing of these Articles; the initial term of office of directors of Class II shall expire at the second annual meeting of shareholders of the Company following the initial filing of these Articles; the initial term of office of the directors of Class III shall expire at the third annual meeting of shareholders of the Company following the initial filing of these Articles. At each annual meeting of shareholders, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting of shareholders.

      58. Subject to any rights of the holders of Preferred Shares, if and when issued, to elect directors and to remove any directors whom the holders of any such shares have the right to elect, any director of the Company may be removed from office (a) with or without cause by a vote of a majority of the directors then in office or (b) with cause and by the affirmative vote of a majority of the total votes which would be eligible to be cast by shareholders in the election of such director.

      59. A director may resign such director's office by giving written notice of such director's resignation to the Company and the resignation shall have effect from the date the notice is received by the Company or from such later date as may be specified in the notice.

      60. The directors shall have power at any time, and from time to time, to appoint any other qualified person or persons as a director, either to fill a vacancy or as an addition to the board; provided, however, that the total number of directors shall not at any time exceed the maximum number fixed by these Articles.

      61. A director elected to fill a vacancy resulting from an increase in the number of directors shall hold office for a term that shall coincide with the remaining term of the class of directors to which he or she is elected. A director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor. Except in the case of newly created directorships where the directors fail to fill any such vacancy, shareholders may not fill vacancies on the Board of Directors. In such event, the shareholders may do so at the next annual or special meeting called for that purpose.

     62. The directors may fix the emoluments of directors with respect to services to be rendered in any capacity to the Company.

     63. A director shall not be required to own shares of the Company.

     64. A director of the Company may be or become a director or officer of, or otherwise interested in, any company or other entity promoted by the Company or in which the Company may be interested as a shareholder or otherwise, and no such director shall be accountable to the Company for any remuneration or other benefits received by such director as a director or officer of, or from such director's interest in, such other Company unless the Company otherwise directs.


                              POWERS OF DIRECTORS

     65. The business and affairs of the Company shall be managed by the directors who may pay all expenses incurred preliminary to and in connection with the formation and registration of the Company and may exercise all such powers of the Company as are not by the Act or by the Memorandum or these Articles required to be exercised by the shareholders of the Company, subject to any delegation of such powers as may be authorized by these Articles or applicable law.

     66. The directors may appoint any person, including an individual who is a director, to be an officer, agent or liquidator of the Company.

     67. Every officer or agent of the Company has such powers and authority of the directors, including the power and authority to affix the Seal, as are set forth in these Articles or in a resolution of directors, appointing the officer or agent.

     68. Without limitation on the other powers of the directors under these Articles or applicable law, the directors may from time to time, at their discretion, raise or borrow or secure the payment of any sum or sums of money for the purposes of the Company in such manner and upon such terms and conditions in all respects as they think fit and in particular by the issue of bonds, mortgages, debentures or debenture shares perpetual or otherwise, notes or other obligations of the Company charged upon all or any part of the property of the Company (both present and future).

     69. The continuing directors may act notwithstanding any vacancy in their body.


                     LIMITATION OF LIABILITY OF DIRECTORS

     70. A director shall not be personally liable to the Company or the shareholders for damages for breach of such director's duties as a director; provided, however, that such director has acted honestly and in good faith with a view to the best interests of the Company and has exercised the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Neither repeal nor modification of this Article 70, nor the adoption of any provision in these Articles or in the Memorandum inconsistent with this Article 70, shall adversely affect any right or protection afforded to a director by this Article 70 prior to such repeal, modification or adoption of an inconsistent provision.


                           PROCEEDINGS OF DIRECTORS

     71. The Directors shall hold an annual meeting each year as soon as practicable after the annual meeting of the shareholders at the place where such meeting of the shareholders was held or at such other place and time as to which the directors and any new director nominees shall be notified prior to such shareholders meeting for the purpose of consideration of business that may be properly brought before the meeting. Except as aforesaid, no notice of any kind to either old or new directors for such annual meeting shall be necessary.

     72. Regular meetings, other than the annual meeting, of the directors may be held without notice at such time and at such place as shall from time to time be determined by the directors. Special meetings of the directors may be called by any two directors or the Chairman of the Board on not less than 48 hours' written notice to each director, either personally; by express delivery service such as, for example, Federal Express; telegram or telefax; provided, however, that express delivery service may only be used if it is reasonably calculated to provide delivery of such notice no later than twelve (12) hours prior to such meeting. Notice of any special meeting of the directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance by a director at a special meeting shall constitute a waiver of notice of such special meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because such special meeting is not lawfully convened.

     73. A director shall be deemed to be present at a meeting of directors if he or she participates by telephone or other electronic means and all directors participating in the meeting are able to hear each other and recognize each other's voice. A resolution in writing, in one or more parts, signed by all the directors, shall be as valid and effectual as if it had been passed at a meeting of the directors duly called and constituted.

     74. A majority of all the directors then in office shall constitute a quorum for the transaction of business. The affirmative vote of the majority of directors present at a meeting where a quorum is present shall be the act of the directors. If a quorum shall not be present at any meeting of the directors, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     75. If the Company shall have only one director the provisions herein contained for meetings of the directors shall not apply but such sole director shall have full power to represent and act for the Company in all matters as are not by the Act or the Memorandum or these Articles required to be exercised by the shareholders of the Company and, in lieu of minutes of a meeting, shall record in writing and sign a note or memorandum of all matters requiring a resolution of directors. Such a note or memorandum shall constitute sufficient evidence of such resolution for all purposes.

     76. At every meeting of the directors the Chairman of the Board shall preside as chairman of the meeting. If there is no Chairman of the Board or if the Chairman of the Board is not present at the meeting, the directors present shall choose one of the directors to be chairman of the meeting.

     77. The directors may delegate any of their powers to committees each consisting of two or more directors as they think fit. Any committee so formed shall, in the exercise of the powers so delegated, conform to any requirements that may from time to time be made or imposed upon it by the directors. Meetings of any committee may be called by any member thereof by the giving of notice as provided in Article 72. The terms of Article 72 (with respect to waiver of notice) and Articles 73 and 74 shall apply to the conduct of committee meetings.



                                   OFFICERS

     78. The directors may appoint officers of the Company at such times as shall be considered desirable. Such officers may consist of a Chairman of the Board, a Chief Executive Officer, a Chief Operating Officer and one or more Vice-Presidents, a Secretary and one more Assistant Secretaries and such other officers as may from time to time be deemed desirable. Any number of offices may be held by the same person. A director may serve as an officer of the Company.

     79. The officers shall perform such duties as shall be prescribed at the time of their appointment subject to any modification in such duties as may be prescribed thereafter by the directors but in the absence of any specific allocation of duties it shall be the responsibility of the Chairman of the Board to preside at meetings of directors and shareholders and to manage the day to day affairs of the Company and the other officers to perform such duties as may be delegated to them by the directors or by the Chairman of the Board.

     80. The officers of the Company shall hold office until their successors are duly elected and qualified, but any officer elected or appointed by the directors may, subject to the terms of any applicable employment agreement, be removed at any time, with or without cause, by the directors. Any vacancy occurring in any office of the Company may be filled by resolution of directors.


                             CONFLICT OF INTERESTS

     81. Notwithstanding the provisions of Section 55 of the Act, if the requirements of Article 82 are satisfied, no agreement or transaction between the Company and one or more of its directors or liquidators, or any person in which any director or liquidator has a financial interest or to whom any director or liquidator is related, including as a director or liquidator of that other person, is void or voidable for this reason only or by reason only that the director or liquidator is present at the meeting of directors or liquidators or at the meeting of the committee of directors or liquidators that approves the agreement or transaction or that the vote or consent of the director or liquidator is counted for that purpose.

      82.   An agreement or transaction referred to in Article 81 is valid if

            (a) the material facts of the interest of each director or liquidator in the agreement or transaction and his or her interest in or relationship to any other party to the agreement or transaction are disclosed in good faith or are known by the other directors or liquidators; and

            (b) the agreement or transaction is approved or ratified by a majority of the disinterested directors or liquidators.

      83. A director or liquidator who has an interest in any particular business to be considered at a meeting of directors, liquidators or shareholders may be counted for purposes of determining whether the meeting is duly constituted.


                                INDEMNIFICATION

      84. Subject to Article 85, the Company shall indemnify to the fullest extent permitted under Bahamian law, as against all expenses including legal fees, and against all judgements, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who

            (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, an officer or liquidator of the Company; or

            (b) is or was, at the request of the Company, serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

      85. Article 84 only applies to a person referred to in that Article if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that such person's conduct was unlawful. In addition, indemnification shall not be available with respect to any claim against a person referred to in Article 84 pursuant to the provisions of Section 16(b) of the United States Securities Exchange Act of 1934, as amended, or any similar provisions of any other United States federal or state statute or rule.

      86. The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that such person's conduct was unlawful, is in the absence of fraud, sufficient for the purposes of these Articles, unless a question of law is involved.

      87. The termination of any proceedings by any judgement, order, settlement, convictions or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that such person's conduct was unlawful.

      88. If a person referred to in Article 84 has been successful in defense of any proceedings referred to in that Article the person is entitled to be indemnified against all expenses, including legal fees, and against all judgements, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

      89.  Expenses  incurred in defending any of the  proceedings  described in
Article 84 shall be paid in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the person entitled to indemnification under Article 84 to repay such amount, if it shall ultimately be determined that such person is not entitled to be indemnified by the Company under Article 84.

      90. The indemnification under Article 84 with respect to any person shall not limit or restrict in any way the power of the Company to indemnify or pay expenses for such person in any other manner permitted by law or be deemed exclusive of, or invalidate, any other right which such person may have or acquire under any law, agreement, vote of shareholders or disinterested directors, or otherwise.

      91. The Company may purchase and maintain insurance in relation to any person who is or was a director, an officer or a liquidator of the Company, or who at the request of the Company is or was serving as a director, an officer or a liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability under Article 84.

      92. The right of indemnification provided for herein (i) shall be deemed to create contractual rights in favor of persons entitled to indemnification hereunder; (ii) shall inure to the benefit of the heirs and legal representatives of persons entitled to indemnification hereunder; and (iii) shall be applicable to actions, suits and proceedings commenced after the original adoption date of these Articles of Association on October 31, 1995, whether arising from acts or omissions occurring before or after the adoption of this resolution.

      93. If applicable Bahamian law is deemed at any time to permit broader indemnification of the persons described in Article 84 than that provided for in these Articles, then these Articles shall be deemed to be amended as of the time that such broader indemnification is permitted to provide for such broader indemnification.

      94. Neither the repeal nor modification of any of Articles 84 through 93, nor the adoption of any provision in these Articles or in the Memorandum inconsistent with any of Articles 84 through 93, shall adversely affect any right or protection afforded to any person described in Article 84 by any of Articles 84 through 93 prior to such repeal, modification or adoption of an inconsistent provision.

                                     SEAL

      95. The directors shall provide for the safe custody of the Seal. The Seal, when affixed to any written instrument shall be witnessed by a director or any other person so authorized from time to time by the directors. The directors may provide for a facsimile of the Seal and of the signature of any director or authorized person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the Seal had been affixed to such instrument and the same had been signed as hereinbefore described. The directors may authorize the adoption and use of one or more corporate seals for use outside the Commonwealth of The Bahamas.

                                   DIVIDENDS

      96. The Company may by a resolution of directors declare and pay dividends in money, shares or other property but dividends shall only be declared and paid out of surplus. In the event that dividends are paid in specie the directors shall have responsibility for establishing and recording in the resolution of directors authorizing the dividends, a fair and proper value for the assets to be so distributed.

      97. No dividend shall be declared and paid unless the directors determine that immediately after the payment of the dividend the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business and the realizable value of the assets of the Company will not be less than the sum of its total liabilities, other than deferred taxes, as shown in its books of account, and its capital. In the absence of fraud, the decision of the directors as to the realizable value of the assets of the Company is conclusive, unless a question of law is involved.

      98. Notice of any dividend that may have been declared shall be given to each shareholder in manner hereinafter mentioned and all dividends unclaimed for 3 years after having been declared may be forfeited by resolution of directors for the benefit of the Company.

      99. No dividend shall bear interest as against the Company and no dividend shall be paid on shares described in Article 14.


                       ACCOUNTS AND BOOKS OF THE COMPANY

      100. The directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to inspection by the shareholders not being directors, and no shareholder (not being a director) shall have any right of inspecting any account or book or document of the Company except as conferred by statute or authorized by the directors.

                                    NOTICES

      101. Any notice, information or written statement to be given by the Company (including by the directors or any officer of the Company) to a shareholder or the shareholders shall be deemed given when delivered personally, or when deposited into the mail addressed to shareholder at the address shown in the share register or, when an alternate means of delivery is deemed reasonable by the directors, when given on behalf of the Company to a party outside of the Company with instructions to deliver such notice, information or statement to a shareholder or the shareholders.


                     VOLUNTARY WINDING UP AND DISSOLUTION

     102. The Company may voluntarily commence to wind up and dissolve by resolution of shareholders or by resolution of directors.

                                   AMENDMENT

     103. These Articles may be amended by (a) the directors or (b) 66 2/3% of the shareholders of each class or series entitled to vote thereon.

                                   HEADINGS

     104. The headings in these Articles have been inserted solely for convenience of reference and neither constitute a part of these Articles nor affect the meaning, interpretation or effect of any provision of these Articles.


                                 GOVERNING LAW

     105. Except as otherwise specifically provided for herein, Bahamian law shall govern all aspects of these Articles.


      ADOPTED                 MARCH 23, 1997
                            ----------------------------------------------------
                            Date

                                 EXHIBIT 10.1(A)


           AMENDMENT TO EMPLOYMENT AGREEMENT DATED OCTOBER 17, 1996


      This Amendment to Employment Agreement (the "Amendment") is made as of 25th day of March, 1997 by and between STEINER LEISURE LIMITED, a Bahamas international business company (the "Company"), and Clive E. Warshaw ("Employee").


                                  WITNESSETH:


      WHEREAS, the Company and Employee entered into an Employment Agreement dated October 17, 1996 (the "Employment Agreement"); and

      WHEREAS, the Company and Employee desire to amend the Employment Agreement as provided below.

      NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter contained, the parties hereto agree as follows:

      1.    COMPENSATION.

            Section 3(a)(i), in its entirety, and the first sentence of Section 3(a)(iii) of the Employment Agreement are hereby amended so that, as amended, they shall read as follows:

            (a) SALARY, ETC. Commencing as of January 1, 1997, except as otherwise expressly provided herein, the Company (or any Affiliate thereof) shall pay to Employee during the term hereof compensation as described in this Section 3(a), all of which shall be subject to such deductions as may be required by applicable law or regulation.

                  (i) BASE SALARY. A base salary at the rate of (A) Three Hundred Forty-One Thousand Two Hundred Fifty Dollars [(U.S.) $341,250.00] for calendar year ("Year") 1997 and (B) no less than Three Hundred Forty-One Thousand Two Hundred Fifty Dollars [(U.S.) $341,250.00] for each Year thereafter during the term of this Agreement, subject to review by the Compensation Committee of the Board of Directors of the Company, payable in bi-weekly installments (the "Base Salary").

                  (iii) INCENTIVE BONUS. With respect to each Period (as defined below) and Year during the term hereof, additional cash compensation as described in this Section 3(a)(iii) (the "Incentive Bonus") based on a budget for each Year hereunder, including budgets for each Period (as defined below) within such Year, which budget includes an estimate of the Net Earnings (as defined below) for each such Period and for such Year and which budget shall have been approved for the purpose of the compensation payable hereunder by the Compensation Committee of the Board of Directors (the "Budget").

     2. EFFECTIVE DATE. The effective date of the amendments to the Employment Agreement contained in this Amendment shall be January 1, 1997.

     3. NO OTHER AMENDMENT. Except as set forth in this Amendment, all provisions of the Employment Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                                        STEINER LEISURE LIMITED


/S/ CLIVE E. WARSHAW                    By: S/S LEONARD I. FLUXMAN
--------------------------                 -------------------------------------
Clive E. Warshaw                           Leonard I. Fluxman,
                                           Chief Operating Officer and
                                           Chief Financial Officer

                                 EXHIBIT 10.2(A)


                       AMENDMENT TO EMPLOYMENT AGREEMENT


            This Amendment to Employment Agreement (the "Amendment") is made as of 25th day of March, 1997 by and between STEINER LEISURE LIMITED, a Bahamas international business company (the "Company"), and Leonard I. Fluxman ("Employee").


                                  WITNESSETH:


            WHEREAS, the Company and Employee entered into an Employment Agreement dated October 23, 1996 (the "Employment Agreement"); and

            WHEREAS, the Company and Employee desire to amend the Employment Agreement as provided below.

            NOW,  THEREFORE,   in  consideration  of  the  premises  and  mutual
agreements hereinafter contained, the parties hereto agree as follows:

            1.    COMPENSATION.

                  Section  3(a)(i),  in its entirety,  and the first sentence of
Section 3(a)(iii) of the Employment Agreement are hereby amended so that, as amended, they shall read as follows:


                  (a) SALARY, ETC. Commencing as of January 1, 1997, except as otherwise expressly provided herein, the Company (or any Affiliate thereof) shall pay to Employee during the term hereof compensation as described in this Section 3(a), all of which shall be subject to such deductions as may be required by applicable law or regulation.

                        (i) BASE  SALARY.  A base  salary at the rate of (A) One
            Hundred Eighty-Three Thousand Seven Hundred Fifty Dollars [(U.S.) $183,750.00] for calendar year ("Year") 1997 and (B) no less than One Hundred Eighty-Three Thousand Seven Hundred Fifty Dollars [(U.S.) $183,750.00] for each Year thereafter during the term of this Agreement, subject to review by the Compensation Committee of the Board of Directors of the Company, payable in bi-weekly installments (the "Base Salary").

                        (iii) INCENTIVE  BONUS.  With respect to each Period (as
            defined below) and Year during the term hereof, additional cash compensation as described in this Section 3(a)(iii) (the "Incentive Bonus") based on a budget for each Year hereunder, including budgets for each Period (as defined below) within such Year, which budget includes an estimate of the Net Earnings (as defined below) for each such Period and for such Year and which budget shall have been approved for the purpose of the compensation payable hereunder by the Compensation Committee of the Board of Directors (the "Budget").

            2.    CHANGE IN CONTROL.

                  The third sentence of Section 5(e) of the Employment Agreement is hereby amended so that, as amended, it shall read as follows:

                  (e) CHANGE IN CONTROL.  ...  Notwithstanding the foregoing,  a
            Change in Control shall not be deemed to occur as a result of twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities being acquired by (i) one or more employee benefit plans maintained by the Company or any entity directly or indirectly Controlled (as defined below) by the Company, (ii) the Company or any entity directly or indirectly Controlled by the Company or (iii) Clive E. Warshaw, the current Chairman, Michele Steiner Warshaw, the wife of Clive E. Warshaw (collectively, the "Warshaws"), or any entity directly or indirectly Controlled by either or both of the Warshaws, Employee or members of the Immediate Family (as defined below) of Employee.

            3. EFFECTIVE DATE. The effective date of the amendments to the Employment Agreement contained in this Amendment shall be January 1, 1997.

            4. NO OTHER AMENDMENT. Except as set forth in this Amendment, all provisions of the Employment Agreement shall remain in full force and effect.

            IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                                        STEINER LEISURE LIMITED




/S/ LEONARD I. FLUXMAN                  By:/S/ CLIVE E. WARSHAW
----------------------------------         -------------------------------------
Leonard I. Fluxman                          Clive E. Warshaw,
                                            Chairman of the Board and
                                            Chief Executive Officer

                                 EXHIBIT 10.3(A)


                       AMENDMENT TO EMPLOYMENT AGREEMENT


            This Amendment to Employment Agreement (this "Amendment") is made as of 25th day of March, 1997 by and between STEINER LEISURE LIMITED, a Bahamas international business company (the "Company"), and Michele Steiner Warshaw ("Employee").

                                  WITNESSETH:

            WHEREAS, the Company and Employee entered into an Employment Agreement dated October 21, 1996 (the "Employment Agreement"); and

            WHEREAS, the Company and Employee desire to amend the Employment Agreement as provided below.

            NOW,  THEREFORE,   in  consideration  of  the  premises  and  mutual
agreements hereinafter contained, the parties hereto agree as follows:

     1. EMPLOYMENT. Section 1 of the Employment Agreement is hereby amended by deleting the words "Senior Vice President-Development," and substituting in place thereof "Executive Vice President."

     2. COMPENSATION.

     Sections 3(a)(i) and 3(a)(iii), respectively, of the Employment Agreement are hereby amended so that, as amended, they shall read as follows:

                  (a) SALARY, ETC. Commencing as of January 1, 1997, except as otherwise expressly provided herein, the Company
            (or any Affiliate thereof) shall pay to Employee during the term hereof compensation as described in this Section 3(a), all of which shall be subject to such deductions as may be required by applicable law or regulation.

                        (i) BASE  SALARY.  A base  salary at the rate of
            (A) One Hundred Forty Thousand Dollars [(U.S.) $140,000.00] for calendar year ("Year") 1997 and (B) no less than One Hundred Forty Thousand Dollars [(U.S.) $140,000.00] for each Year thereafter during the term of this Agreement, subject to review by the Compensation Committee of the Board of Directors of the Company, payable in bi-weekly installments (the "Base Salary").

                        (iii) BONUS. Additional cash compensation in
            such amount in such amount as the Compensation Committee of the Board of Directors may, in its sole discretion, determine (the "Bonus").

     3. EFFECTIVE DATE. The effective date of the amendments to the Employment Agreement contained in this Amendment shall be January 1, 1997.

     4. NO OTHER AMENDMENT. Except as set forth in this Amendment, all provisions of the Employment Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                                        STEINER LEISURE LIMITED




/S/ MICHELE STEINER WARSHAW             By: /S/ LEONARD I. FLUXMAN
------------------------------             ------------------------------------
Michele Steiner Warshaw                 Leonard I. Fluxman,
                                        Chief Operating Officer and
                                        Chief Financial Officer

                                 EXHIBIT 10.4(A)


                       AMENDMENT TO EMPLOYMENT AGREEMENT


            This Amendment to the Employment Agreement (this "Amendment") is made as of 25th day of March, 1997 by and between STEINER TRANSOCEAN LIMITED, a Bahamas international business company (the "Company"), and Amanda Jane Francis ("Employee").

                                  WITNESSETH:

            WHEREAS, the Company and Employee entered into an Employment Agreement dated October 17, 1996 (the "Employment Agreement"); and

            WHEREAS, the Company and Employee desire to amend the Employment Agreement as provided below.

            NOW,  THEREFORE,   in  consideration  of  the  premises  and  mutual
agreements hereinafter contained, the parties hereto agree as follows:

            1.    COMPENSATION.

                  Sections   3(a)(i)  and   3(a)(iii),   respectively,   of  the
Employment Agreement are hereby amended so that, as amended, they shall read as follows:

                  (a) SALARY,  ETC.  Commencing as of January 1, 1997,
            except as otherwise expressly provided herein, the Company (or any Affiliate thereof) shall pay to Employee during the term hereof compensation as described in this Section 3(a), all of which shall be subject to such deductions as may be required by applicable law or regulation.

                        (i) BASE  SALARY.  A base  salary at the rate of (A) One
            Hundred Twenty Thousand Dollars [(U.S.) $120,000.00] for calendar year ("Year") 1997 and (B) no less than One Hundred Twenty Thousand Dollars [(U.S.) $120,000.00] for each Year thereafter during the term of this Agreement, subject to review by the Compensation Committee of the Board of Directors of the Company, payable in bi-weekly installments (the "Base Salary").

                        (iii) INCENTIVE BONUS. With respect to each calendar quarter ("Quarter") and Year during the term hereof, additional cash compensation as described in this Section 3(a)(iii) (the "Bonus") based on a budget for the Company for each Year hereunder, including budgets for each Quarter within such Year, which budget includes an estimate of the total revenues for the Company (the "STO" Revenues) for each Quarter and for such Year and which budget shall have been approved for the purpose of the compensation payable hereunder by the Compensation Committee of the Board of Directors of Steiner
            Leisure Limited. At the end of the first Quarter, if the STO Revenues shall have been met or exceeded for such date, Employee shall be entitled to receive an amount equal to Twenty Two Thousand Five Hundred Dollars [(U.S.) $22,500]. At the end of the second Quarter, if the STO Revenues shall have been met or exceeded for such date (cumulatively for the Year to date, and not solely for the second Quarter), Employee shall be entitled to receive an amount equal to Forty-Five Thousand Dollars [(U.S.) $45,000], less the amount paid with respect to the first Quarter. At the end of the third Quarter, if the STO Revenues shall have been met or exceeded for such date (cumulatively for the Year to date, and not solely for the third Quarter), Employee shall be entitled to receive an amount equal to Sixty-Seven Thousand Five Hundred Dollars [(U.S.) $67,500], less the amounts paid with respect to the first two Quarters. Any amount which Employee is entitled to receive with respect to the first three Quarters shall be payable one-half within forty-five
            (45) days after the end of each such Quarter and one-half within forty-five days after the end of the Year in question. At the end of the fourth Quarter, if the STO Revenues shall have been met or exceeded for such date (cumulatively for the Year to date, and not solely for the fourth Quarter), Employee shall be entitled to receive an amount equal to Ninety Thousand Dollars [(U.S.) $90,000], less the amounts paid with respect to the first three Quarters, within forty-five (45) days after the end of the fourth quarter. Notwithstanding the foregoing, Employee shall only be entitled to receive payment pursuant to this Section 3(a)(iii) with respect to a Quarter if she is employed hereunder on the last day of such Quarter.


            2. EFFECTIVE DATE. The effective date of the amendments to the Employment Agreement contained in this Amendment shall be January 1, 1997.

            3. NO OTHER AMENDMENT. Except as set forth in this Amendment, all provisions of the Employment Agreement shall remain in full force and effect.

            IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                                        STEINER LEISURE LIMITED



/S/ AMANDA JANE FRANCIS                 By:/S/ CLIVE E. WARSHAW
-------------------------------            -----------------------------
Amanda Jane Francis                     Clive E. Warshaw,
                                        Chairman of the Board and
                                        Chief Executive Officer

                                 EXHIBIT 10.5(A)

                        AMENDMENT TO SERVICE AGREEMENT

            This Amendment to Service Agreement (this "Amendment") is made as of 25th day of March, 1997 by and between ELEMIS LIMITED, a United Kingdom company (the "Company"), and Sean C. Harrington ("Employee").

                                  WITNESSETH:

            WHEREAS, the Company and Employee entered into an Service Agreement dated September 18, 1996 (the "Service Agreement"); and

            WHEREAS, the Company and Employee desire to amend the Service Agreement as provided below.

            NOW,  THEREFORE,   in  consideration  of  the  premises  and  mutual
agreements hereinafter contained, the parties hereto agree as follows:

     1. COMPENSATION.

     (a) BASE SALARY. Clause 5(a) of the Service Agreement is hereby amended to delete "(pound)50,000.00" on the third line thereof and replacing it with "(pound)52,500.00."

     (b) BONUS. The first sentence of clause 5(b)(ii) of the Service Agreement is hereby amended by deleting the words "Chairman of the Board" immediately before the bracketed language at the end of the sentence, and replacing those words with the words "Compensation Committee of the Board of Directors of Steiner Leisure Limited."

     2. EFFECTIVE DATE. The effective date of the amendments to the Service Agreement contained in this Amendment shall be January 1, 1997.

     3. NO OTHER AMENDMENT. Except as set forth in this Amendment, all provisions of the Service Agreement shall remain in full force and effect.

            IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                                        ELEMIS LIMITED



/S/ SEAN C. HARRINGTON                  By:/S/ CLIVE E. WARSHAW
-----------------------------              ------------------------------------
Sean C. Harrington                          Clive E. Warshaw,
                                            Chairman of the Board and
                                            Chief Executive Officer of
                                            STEINER LEISURE LIMITED,
                                            Duly authorized to sign

                                                                  EXHIBIT 10.6



                            STEINER LEISURE LIMITED

                             AMENDED AND RESTATED

                     1996 SHARE OPTION AND INCENTIVE PLAN





                            ADOPTED MARCH 23, 1997

STEINER LEISURE LIMITED 1996 SHARE OPTION AND INCENTIVE PLAN

1.    PURPOSE.

      The purpose of the Steiner Leisure Limited 1996 Share Option and Incentive Plan (hereinafter referred to as this "Plan") is to (i) assist Steiner Leisure Limited (the "Company") in attracting and retaining highly qualified, officers, key employees, directors and consultants for the successful conduct of its business; (ii) provide incentives and rewards for persons eligible for awards which are directly linked to the financial performance of the Company in order to motivate such persons to achieve long-range performance goals; and (iii) allow persons receiving awards to participate in the growth of the Company.

2.    DEFINITIONS.

      2.1   "BOARD" means the Board of Directors of the Company.

      2.2 "CHANGE IN CONTROL" A Change in Control of the Company shall be deemed to occur if any of the following circumstances have occurred after the closing of initial public offering of the Shares:

            (i) any transaction as a result of which a change in control of the Company would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K as in effect on the date hereof, pursuant to Sections 13 or 15(d) of the Exchange Act, whether or not the Company is then subject to such reporting requirement, otherwise than through an arrangement or arrangements consummated with the prior approval of the Board;

            (ii) any "person" or "group" within the meaning of Sections 13(d) and 14(d)(2) of the Exchange
                        Act (a) becomes the "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, of more than 20% of the then outstanding voting securities of the Company, otherwise than through a transaction or transactions arranged by, or consummated with the prior approval of, the Board or (b) acquires by proxy or otherwise the right to vote for the election of directors, for any merger or consolidation of the Company or for any other matter or question, more than 20% of the then outstanding voting securities of the Company, otherwise than through an arrangement or arrangements consummated with the prior approval of the Board;

            (iii) during any period of 24 consecutive months (not including any period prior to the adoption of this Plan), Present Directors and/or New Directors cease for any reason to constitute a majority of the Board. For purposes of the preceding sentence, "Present Directors" shall mean individuals who, at the beginning of such consecutive 24 month period, were members of the Board and "New Directors" shall mean any director whose election by the Board or whose nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the Directors then still in office who were Present Directors or New Directors;

            (iv) any "person" or "group" within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act that is the "beneficial owner" as defined in Rule 13d-3 under the Exchange Act of 20% or more of the then outstanding voting securities of the Company commences soliciting proxies; and

            (v) with respect to a particular Employee, there occurs a "change in control," as such term is defined under any employment agreement or service agreement between the Company or any direct or indirect subsidiary thereof and such Employee, entered into before or after the date of adoption of this Plan (a "Change in Control Agreement"), which provides for, upon such change in control, the acceleration of the vesting of share options or otherwise affects awards that may be made under this Plan; provided, however, that this Section 2.2.(v) applies only with respect to the award or awards accelerated, or otherwise affected by such Change in Control under such Change in Control Agreement.

      2.3 "CODE" means the United States Internal Revenue Code of 1986, as currently in effect or hereafter amended.

      2.4 "COMMITTEE" means the committee appointed to administer this Plan in accordance with Section 4 of this Plan.

      2.5  "DISABILITY"  means  "permanent  and total  disability" as defined in
Section 22(e)(3) of the Code.

      2.6 "EMPLOYEE" means any employee of the Company or any direct or indirect subsidiary of the Company (a "Subsidiary"), fincluding officers of the Company and any Subsidiary, as well as such officers who are also directors of the Company.

      2.7 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

      2.8 "EXERCISE PAYMENT" means a payment described in Section 8 upon the exercise of a Share Option.

      2.9 "FAIR MARKET VALUE," unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, means, as of any date, the mean of the high and low prices reported per Share on the applicable date (i) as quoted on the Nasdaq National Market or the Nasdaq Small Cap Market (each, a "Nasdaq Market") or (ii) if not traded on a Nasdaq Market, as reported by any principal national securities exchange in the United States on which it is then traded (or if the Shares have not been quoted or reported, as the case may be, on such date, on the first day prior thereto on which the Shares were quoted or reported, as the case may be), except that in the case of a Share Appreciation Right that is exercised for cash during the first three (3) days of the ten (10) day period set forth in Section 7.4 of this Plan, "Fair Market Value" means the highest daily closing price per Share as reported on such Nasdaq Market or exchange during such ten (10) day period. Notwithstanding the foregoing, if a Share Appreciation Right is exercised during the sixty (60) day period commencing on the date of a Change in Control, the Fair Market Value for purposes of determining the Share Appreciation shall be the highest of (i) the Fair Market Value per Share, as determined under the preceding sentence; (ii) the highest Fair Market Value per Share during the ninety (90) day period ending on the date of exercise of the SAR; (iii) the highest price per Share shown on
Schedule 13D or an amendment thereto filed pursuant to Section 13(d) of the Exchange Act 1934 by any person holding 20% of the combined voting power of the Company's then outstanding voting securities; or (iv) the highest price paid or to be paid per Share pursuant to a tender or exchange offer as determined by the Committee. If the Shares are not reported or quoted on a Nasdaq Market or a national securities exchange, its Fair Market Value shall be as determined in good faith by the Committee.

      2.10 "INCENTIVE STOCK OPTION" or "ISO" means any Share Option granted to an Employee pursuant to this Plan which is designated as such by the Committee and which complies with Section 422 of the Code or any successor provision.

      2.11 "NON-QUALIFIED SHARE OPTION" means any Share Option granted to a Participant pursuant to this Plan which is not an ISO.

      2.12 "OPTION PRICE" means the purchase price of one Share upon exercise of a Share Option.

      2.13 "PERFORMANCE AWARD" means an award described in Section 10 of this Plan.

      2.14 "RETIREMENT" means retirement from employment by the Company or any Subsidiary by a Participant who has attained the normal retirement age under any applicable retirement plan (which is qualified under Section 401(a) of the Code) of the Company in which such Participant participates.

      2.15 "RESTRICTED SHARES" means Shares subject to restrictions on the transfer of such Shares, conditions of forfeitability of such Shares or any other limitations or restrictions as determined by the Committee.

      2.16 "SETTLEMENT DATE" means, (i) with respect to any Share Appreciation Rights that have been exercised, the date or dates upon which cash payment is to be made to the Participant, or in the case of Share Appreciation Rights that are to be settled in Shares, the date or dates upon which such Shares are to be delivered to the Participant; (ii) with respect to Performance Awards, the date or dates upon which Shares are to be delivered to the Participant; (iii) with respect to Exercise Payments, the date or dates upon which payment thereof is to be made; and (iv) with respect to grants of Shares, including Restricted Shares, the date or dates upon which such Shares are to be delivered to the Participant, in each case determined in accordance with the terms of the grant (including any award agreement) under which any such award was made.

      2.17 "SHARE" or "SHARES" means the common shares of the Company.

      2.18 "SHARE APPRECIATION" means the excess of the Fair Market Value per Share over the Option Price of the related Share, as determined by the Committee.

      2.19 "SHARE APPRECIATION RIGHT" or "SAR" means an award that entitles a Participant to receive an amount described in Section 7.2.

      2.20 "SHARE OPTION" or "OPTION" means an award that entitles a Partici-pant to purchase one Share for each Option granted.

3.    PARTICIPATION.

      The participants in this Plan ("Participants") shall be those persons who are selected to participate in this Plan by the Committee and who are (i) Employees serving in managerial, administrative or professional positions, (ii) directors of the Company or (iii) consultants to the Company or any Subsidiary.

4.    ADMINISTRATION.

      This Plan shall be administered and interpreted by a committee of two or more members of the Board appointed by the Board. Members of the Committee shall be "Non-Employee Directors" as that term is defined for purposes of Rule 16b-3(b)(3)(i) under the Exchange Act. All decisions and acts of the Committee shall be final and binding upon all Participants. The Committee shall: (i) determine the number and types of awards to be made under this Plan; (ii) set the Option Price, the number of Options to be awarded and the number of Shares to be awarded out of the total number of Shares available for award; (iii) establish any applicable administrative regulations to further the purpose of this Plan; (iv) approve forms of award agreements between the participant and the Company; and (v) take any other action desirable or necessary to interpret, construe or implement the provisions of this Plan. Prior to the appointment of the Committee by the Board, or if the Committee shall not be in existence at any time during the term of this Plan, this Plan shall be administered and interpreted by the Board and, in such case, all references to the Committee herein shall be deemed to refer to the Board.

5.    AWARDS.

     5.1 FORM OF AWARDS. Awards under this Plan may be in any of the following forms (or a combination thereof): (i) Share Options; (ii) Share Appreciation Rights; (iii) Exercise Payment rights; (iv) grants of Shares, including Restricted Shares; or (v) Performance Awards. The Committee may require that any or all awards under this Plan be made pursuant to an award agreement between the Participant and the Company. Such award agreements shall be in such form as the Committee may approve from time to time. The

Committee may accelerate awards and waive conditions and restrictions on any awards to the extent it may deem appropriate.

      5.2 MAXIMUM AMOUNT OF SHARES AVAILABLE. The total number of Shares (including Restricted Shares, if any) granted, or covered by Options granted, under this Plan during the term of this Plan shall not exceed 720,000. Solely for the purpose of computing the total number of Shares optioned or granted under this Plan, there shall not be counted any Shares which have been forfeited and any Shares covered by Options which, prior to such computation, have terminated in accordance with their terms or have been canceled by the Participant or the Company.

      5.3 ADJUSTMENT IN THE EVENT OF RECAPITALIZATION, ETC. In the event of any change in the outstanding Shares of the Company by reason of any share split, share dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change or in the event of any special distribution to the shareholders, the Committee shall make such equitable adjustments in the number of Shares and prices per Share applicable to Options then outstanding and in the number of Shares which are available thereafter for Option awards or other awards, both under this Plan as a whole and with respect to individuals, as the Committee determines are necessary and appropriate. Any such adjustment shall be conclusive and binding for all purposes of this Plan.

6.    SHARE OPTIONS.

      6.1 GRANT OF AWARD. The Company may award Options to purchase Shares, including Restricted Shares (hereinafter referred to as "Share Option Awards") to such Participants as the Committee authorizes and under such terms as the Committee establishes. The Committee shall determine with respect to each Share Option Award, and designate in the grant whether a Participant is to receive an ISO or a Non-Qualified Share Option.

      6.2 OPTION PRICE. The Option Price per Share subject to a Share Option Award shall be specified in the grant, but, to the extent any Share Option is an Incentive Stock Option, the Option Price in no event shall be less than the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing, if the Participant to whom an ISO is granted owns, at the time of the grant, more than ten percent (10%) of the combined voting power of the Company, the Option Price per Share subject to such grant shall be not less than one hundred ten percent (110%) of the Fair Market Value.

      6.3 TERMS OF OPTION. A Share Option that is an ISO shall not be transferable by the Participant other than as permitted under Section 422 of the Code or any successor provision, and, during the Participant's lifetime, shall be exercisable only by the Participant. Non-Qualified Share Options may be subject to such restrictions on transferability and exercise as may be provided for by the Committee in the terms of the grant thereof. A Share Option shall be of no more than ten (10) years' duration, except that an ISO granted to a Participant who, at the time of the grant, owns Shares representing more than ten percent (10%) of the combined voting power of the Company shall by its terms be of no more than five (5) years' duration. A Share Option by its terms shall vest in a Participant to whom it is granted and be exercisable only after the earliest of: (i) such period of time as the Committee shall determine and specify in the grant, but, with respect to Employees, in no event less than one
(1) year following the date of grant of such award; (ii) the Participant's death; or (iii) a Change in Control.

      6.4 EXERCISE OF OPTION. A Non-Qualified Share Option is only exercisable by a Participant who is an Employee while such Participant is in active employment with the Company or a Subsidiary or within thirty (30) days after termination of such employment, except (i) during the three-year period after a Participant's death, Disability or Retirement; (ii) during a three-year period commencing on the date of a Participant's termination of employment by the Company or a Subsidiary other than for cause; (iii) during a three-year period commencing on the date of termination, by the Participant or the Company or a Subsidiary, of employment after a Change in Control unless such termination of employment is by the Company or a Subsidiary for cause; or (iv) if the Committee decides that it is in the best interest of the Company to permit other exceptions. A Non-Qualified Stock Option may not be exercised pursuant to this paragraph after the expiration date of the Share Option.

            An Incentive Share Option is only exercisable by a Participant while the Participant is in active employment with the Company or a Subsidiary or within thirty (30) days after termination of such employment, except (i) during a one-year period after a Participant's death, where the Option is exercised by the estate of the Participant or by any person who acquired such Option by bequest or inheritance; (ii) during a three-month period commencing on the date of the Participant's termination of employment other than due to death, a Disability or by the Company or a Subsidiary other than for cause; or (iii) during a one-year period commencing on the Participant's termination of employment on account of Disability. An Incentive Share Option may not be exercised pursuant to this paragraph after the expiration date of the Share Option.

            An Option may be exercised with respect to part or all of the Shares subject to the Option by giving written notice to the Company of the exercise of the Option. The Option Price for the Shares for which an Option is exercised shall be paid on or within ten (10) business days after the date of exercise in cash (by certified or bank cashier's check), in whole Shares owned by the Participant prior to exercising the Option, in a combination of cash and such Shares or on such other terms and conditions as the Committee may approve. The value of any Share delivered in payment of the Option Price shall be its Fair Market Value on the date the Option is exercised.

      6.5 LIMITATION APPLICABLE TO ISOS. The aggregate Fair Market Value, determined as of the date the related Share Option is granted, of all Shares with respect to which ISOs are exercisable for the first time by a Participant in any one calendar year, under this Plan or any other share option plan maintained by the Company, shall not exceed $100,000.

7.    SHARE APPRECIATION RIGHTS.

      7.1 GENERAL. The Committee may, in its discretion, grant SARs to Participants who have received a Share Option Award. The SARs may relate to such number of Shares, not exceeding the number of Shares that the Participant may acquire upon exercise of a related Share Option, as the Committee determines in its discretion. Upon exercise of a Share Option by a Participant, the SAR relating to the Share covered by such exercise shall terminate. Upon termination or expiration of a Share Option, any unexercised SAR related to that Option shall also terminate. Upon exercise of SARs, such rights and the related Share Options, to the extent of an equal number of Shares shall be surrendered to the Committee, and such SARs and the related Share Options shall terminate.

      7.2 AWARD. Upon a Participant's exercise of some or all of the Participant's SARs, the Participant shall receive an amount equal to the value of the Share Appreciation for the number of SARs exercised, payable in cash, Shares, Restricted Shares, or a combination thereof, at the discretion of the Committee.

      7.3 FORM OF SETTLEMENT. The Committee shall have the discretion to determine the form in which payment of an SAR will be made, or to permit an election by the Participant to receive cash in full or partial settlement of the SAR. Unless otherwise specified in the grant of the SAR, if a Participant exercises an SAR during the sixty (60) day period commencing on the date of a Change in Control, the form of payment of such SAR shall be cash, provided that such SAR was granted at least six (6) months prior to the date of exercise, and shall be Shares if such SAR was granted six (6) months or less prior to the date of the exercise. Settlement for exercised SARs may be deferred by the Committee in its discretion to such date and under such terms and conditions as the Committee may determine.

      7.4 RESTRICTIONS ON CASH EXERCISE. Except in the case of an SAR that was granted at least six (6) months prior to exercise and is exercised for cash during the sixty (60) day period commencing on the date of the Change in Control, any election by a Participant to receive cash in full or partial settlement of the SAR, as well as any exercise by a Participant of the Participant's SAR for such cash, shall be made only during the period beginning on the third business day following the date of release of the quarterly or annual summary statements of sales and earnings and ending on the twelfth business day following such date.

      7.5 RESTRICTIONS. An SAR is only vested, exercisable and transferable during the period when the Share Option to which it is related is also vested, exercisable and transferable, respectively. If the Participant is a person subject to Section 16 of the Exchange Act, the SAR may not be exercised within six (6) months after the grant of the related Share Option, unless otherwise permitted by law.

8.    EXERCISE PAYMENTS.

      The Committee may grant to Participants holding Share Options the right to receive payments in connection with the exercise of a Participant's Share Options ("Exercise Payments") relating to such number of Shares covered by such Share Options, and subject to such restrictions and pursuant to such other terms as the Committee may determine. Exercise Payments shall be in an amount determined by the Committee in its discretion, which amount shall not be greater than 60% of the excess of the Fair Market Value (as of the date of exercise) over the Option Price of the Shares acquired upon the exercise of the Option. At the discretion of the Committee, the Exercise Payment may be made in cash, Shares, including Restricted Shares, or a combination thereof.

9.    GRANTS OF SHARES.

      9.1 AWARDS. The Committee may grant, either alone or in addition to other awards granted under this Plan, Shares (including Restricted Shares) to such Participants as the Committee authorizes and under such terms (including the payment of a purchase price) as the Committee establishes. The Committee, in its discretion, may also make a cash payment to a Participant granted Shares or Restricted Shares under this Plan to allow such Participant to satisfy tax obligations arising out of receipt of such Shares or Restricted Shares.

      9.2 RESTRICTED SHARE AWARD. Awards of Restricted Shares shall be subject to such terms and conditions as are established by the Committee. Such terms and conditions may include, but are not limited to, the requirement of continued service with the Company, achievement of specified business objectives and other measurements of individual or business unit performance, the manner in which such Restricted Shares are held, the extent to which the holder of such Restricted Shares has rights of a shareholder and the circumstances under which such Restricted Shares shall be forfeited. The Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Shares received pursuant to this Section 9 prior to the date on which any applicable restriction established by the Committee lapses. The Participant shall have, with respect to Restricted Shares, all of the rights of a shareholder of the Company, including the right to vote the Restricted Shares and the right to receive any dividends, unless the Committee shall otherwise in the grant of such Restricted Shares. Restricted Shares may not be sold or transferred by the Participant until any restrictions that have been established by the Committee have lapsed. Upon the termination of employment of a Participant who is an Employee during the period any restrictions are in effect, all Restricted Shares shall be forfeited without compensation to the Participant unless otherwise provided in the grant of such Restricted Shares.

10.   PERFORMANCE AWARDS.

      The Committee may grant, either alone or in addition to other awards granted under this Plan, awards of Shares based on the attainment, over a specified period, of individual performance targets or other parameters to such Participants as the Committee authorizes and under such terms as the Committee establishes. Performance Awards shall entitle the Participant to receive an award if the measures of performance established by the Committee, are met. The Committee, shall determine the times at which Performance Awards are to be made and all conditions of such awards. The Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Shares received pursuant to this Section 10 prior to the date on which any applicable restriction or performance period established by the Committee lapses. Performance Awards may be paid in Shares, Restricted Shares, or other securities of the Company, cash or any other form of property that the Committee shall determine. Unless otherwise provided in the Performance Award, a Participant who is an Employee must be an Employee at the end of the performance period in order to receive a Performance Award, unless the Participant dies, has reached Retirement or incurs a Disability or under such other circumstances as the Committee may determine.

11.   GENERAL PROVISIONS.

      11.1 Any assignment or transfer of any awards granted under this Plan may be effected only if such assignment or transfer does not violate the terms of the award.

      11.2 Nothing contained herein shall require the Company to segregate any monies from its general funds, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant for any year.

      11.3 Participation in this Plan shall not affect the Company's right to discharge a Participant or constitute an agreement of employment between a Participant and the Company.

      11.4  This  Plan  shall  be  interpreted  in  accordance   with,  and  the
enforcement of this Plan shall be governed by, the laws of The Bahamas, subject to any applicable United States federal or state securities laws.

12.   AMENDMENT, SUSPENSION, OR TERMINATION.

      12.1 GENERAL RULE. Except as otherwise required under applicable rules of a Nasdaq Market or a securities exchange or other market where the securities of the Company are traded or applicable law, the Board may suspend, terminate or amend this Plan, including but not limited to such amendments as may be necessary or desirable resulting from changes in the United States federal income tax laws and other applicable laws without the approval of the Company's shareholders or Participants; provided, however, that no such action shall adversely affect any awards previously granted to a Participant without the Participant's consent.

      12.2  COMPLIANCE  WITH RULE 16B-3.  With respect to any person  subject to
Section 16 of the Exchange Act, transactions under this Plan are intended to comply with the requirements of Rule 16b-3 under the Exchange Act, as applicable during the term of this Plan. To the extent that any provision of this Plan or action of the Committee or its delegates fail to so comply, it shall be deemed null and void.

13.   EFFECTIVE DATE AND DURATION OF PLAN.

      This Plan shall be effective on August 15, 1996. No award shall be granted under this Plan subsequent to August 15, 2006.

14.   TAX WITHHOLDING.

      The Company shall have the right to (i) make deductions from any settlement of an award, including delivery or vesting of Shares, or require that Shares or cash, or both, be withheld from any award, in each case in an amount sufficient to satisfy withholding of any federal, state or local taxes required by law or (ii) take such other action as may be necessary or appropriate to satisfy any such withholding obligations. The Committee may determine the manner in which such tax withholding shall be satisfied, and may permit Shares (rounded up to the next whole number) to be used to satisfy required tax withholding based on the Fair Market Value of such Shares as of the Settlement Date of the applicable award.

                                 EXHIBIT 10.7(A)














                            STEINER LEISURE LIMITED



                         NON-EMPLOYEE DIRECTORS' SHARE
                                  OPTION PLAN





                            ADOPTED OCTOBER 8, 1996


                             AMENDMENT NO. 1 DATED

                               FEBRUARY 10, 1997

                            STEINER LEISURE LIMITED
                   NON-EMPLOYEE DIRECTORS' SHARE OPTION PLAN


      1.    INTRODUCTION.

      This plan shall be known as the "Steiner Leisure Limited Non- Employee Directors' Share Option Plan" (this "Plan"). This Plan sets forth the terms of grants of options (each, an "Option") to purchase the common shares (the "Shares") of Steiner Leisure Limited (the "Company") to Non-Employee Directors (as defined below) of the Company. The purpose of this Plan is to advance the interests of Company and its shareholders by promoting an identity of interest between the Company's non-employee directors and its shareholders, providing non-employee directors with a proprietary stake in the Company's success and strengthening the Company's ability to attract and retain qualified non-employee directors by affording such persons an opportunity to share in the future success of the Company.

      2.    DEFINITIONS.

                  (a) Act means the Securities Act of 1933, as amended.

                  (b) Board means the Board of Directors of the Company.

                  (c)   Company means Steiner Leisure Limited.

                  (d) Date of Grant means the date as of which an Option is granted to a Non-Employee Director pursuant to Section 5 of this Plan.

                  (e) Exchange Act means the Securities Exchange Act of 1934, as amended.

                  (f) Fair Market  Value means,  on the date in question,  or if the prices described in clauses (i) and (ii), below, are not available on such date, on the latest date preceding the date in question on which such prices are available, (i) the closing sales price per share of the Shares underlying an Option on the Nasdaq Stock Market ("Nasdaq") or, if the Shares are not then traded on Nasdaq, on any national securities exchange, or (ii) if the Shares are not then traded on Nasdaq or such exchange, and are then traded on an over-the-counter market, the average of the closing bid and asked prices for the Shares in such over-the-counter market or (iii) if the Shares are then not listed on Nasdaq or such exchange, or traded in an over-the-counter market, such value as the Board may determine.

                  (g) Non-Employee Director means a member of the Board of Directors of the Company who is not an employee of the Company or any subsidiary (as defined under Rule 12b-2 under the Exchange Act) of the Company on a date in question.

                  (h) Options means the options to purchase Shares granted pursuant to this Plan.

                  (i)   Plan means this Steiner Leisure Limited
Directors' Share Option Plan.

                  (j) Shares means the common shares of the Company, par value (U.S.) $.01 per share.

           3.     ADMINISTRATION.

           This Plan shall be administered by the Board or a committee of the Board so designated by the Board to administer this Plan. Where the context so requires, references to the Board herein shall refer to any such committee. Subject to the provisions of this Plan, the Board shall be authorized to interpret this Plan, to establish, amend and rescind any rules and regulations relating to this Plan and to make all other determinations necessary or advisable for the administration of this Plan; provided, however, that the Board shall have no discretion with respect to the selection of directors to receive Options, the number of Shares to be received upon exercise of Options or the timing of grants of Options, all of which shall be determined in accordance with the provisions of this Plan. Notwithstanding the foregoing, the Board may amend this Plan pursuant to Section 8, below. The determinations of the Board in the administration of this Plan, as described herein, shall be final and conclusive. The Chairman of the Board and the Chief Operating Officer of the Company, and either of them, shall be authorized to implement this Plan in accordance with its terms and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes thereof. Except as otherwise provided herein, the validity, construction and effect of this Plan and any rules and regulations relating to this Plan shall be determined in accordance with the laws of the Commonwealth of the Bahamas subject to any applicable requirements under United States federal or state securities laws.

           4.     ELIGIBILITY; OPTION AGREEMENT.

           Only Non-Employee Directors shall be eligible to receive Options under this Plan. Options shall be evidenced by written option agreements in such form as the Board shall approve.

           5.     GRANTS OF OPTIONS.

           Options shall be granted to Non-Employee Directors, subject to the limitation on the number of Shares that may be issued under this Plan as described in Section 6, below, as follows:

                  (a) GRANTS TO INITIAL DIRECTORS. Each of the initial four Non-Employee Directors (the "Initial Directors") shall be granted, on the effective date of the appointment or election of such Initial Director (the "Initial Effective Date") without the need for further action by the Board, Options to purchase that number of Shares equal to 1,250 multiplied by a fraction, the numerator of which is the number of days from the Initial
Effective Date until the scheduled date of the then next annual meeting of Shareholders of the Company ("Annual Meeting") (or, if such date has not yet been scheduled, a date approximating the date of the next Annual Meeting as determined in good faith by the Board), and the denominator of which is 365.

                  (b) ANNUAL GRANTS. On the date of each Annual Meeting during the term of this Plan, each individual elected or re-elected as a Non-Employee Director at such meeting or continuing as a Non-Employee Director shall be granted, without the need for further action by the Board, an Option to purchase 1,250 Shares.

                  (c) OTHER GRANTS. Any new Non-Employee Director who is appointed by the Board to fill a vacancy on the Board, or who is otherwise appointed or elected to the Board otherwise than at an Annual Meeting shall be granted, on the effective date of such appointment or election (the "Effective Date"), without the need for further action by the Board, an Option to purchase that number of Shares equal to 1,250 multiplied by a fraction, the numerator of which is the number of days from the Effective Date until the scheduled date of the then next Annual meeting (or, if such date has not yet been scheduled, the anniversary date of the then immediately preceding Annual Meeting or, in the absence of such date, a date approximating the date of the next Annual Meeting as determined in good faith by the Board), and the denominator of which is 365.

                  (d) EXERCISE PRICE. The exercise price of each Option shall be the Fair Market Value of the Shares on the Date of Grant.

                  (e) DURATION OF OPTIONS. Except as otherwise provided herein, the latest date on which an Option may be exercised (the "Final Exercise Date") shall be the date which is ten years from the Date of Grant.

                  (f) EXERCISE OF OPTIONS. Except as otherwise provided herein, an Option shall become exercisable one year after the Date of Grant. An Option may be exercised by giving written notice to the Secretary of the Company specifying the number of Shares to be purchased, accompanied by the full purchase price for the Shares to be purchased. An Option may not be exercised for a fraction of a Share.

                  (g) PAYMENT FOR SHARES. Shares purchased pursuant to the exercise of an Option granted under this Plan shall be paid for as follows: (i) in cash or by certified check, bank draft or money order payable to the order of the Company, (ii) through the delivery of Shares having a Fair Market Value on the last business day preceding the date of exercise equal to the purchase price, provided that, in the case of Shares acquired directly from the Company, such Shares have been held for at least six months, or (iii) by a combination of cash and Shares, as provided in clauses (i) and (ii), above.

                  (h) WITHHOLDING TAXES. Prior to issuance of the Shares upon exercise of an Option, the Option holder shall pay or make adequate provision for any applicable United States federal or state, or other tax withholding obligations of the Company. Where approved by the Board in its sole discretion, the Option holder may provide for the payment of withholding taxes upon exercise of the Option by requesting that the Company retain Shares with a Fair Market Value equal to the amount of taxes required to be withheld. In such case, the Company shall issue the net number of Shares to the Option holder by deducting the Shares retained from the Shares with respect to which the Option was exercised. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Option holders to have Shares withheld for this purpose shall be made in writing in form acceptable to the Board.

              (i) DELIVERY OF SHARE CERTIFICATES. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the certificate evidencing the Shares underlying an Option, an Option holder shall not have any rights as a shareholder of the Company. A certificate for the number of Shares purchased pursuant to the exercise of an Option shall be issued as soon as practicable after exercise of the Option. However, the Company shall not be obligated to deliver a certificate evidencing Shares issuable under an Option (i) until, in the opinion of the Company's counsel, all applicable Bahamas and United States federal and state laws and regulations have been complied with and any applicable taxes have been paid, (ii) if the Shares are at the time traded on Nasdaq or any national securities exchange, until the Shares represented by the certificate to be delivered have been listed or are authorized to be listed on Nasdaq or such exchange, and (iii) until all other legal matters in connection with the issuance and delivery of such certificate have been approved by the Company's counsel. If the sale of Shares has not been registered under the Act, the Company may require, as a condition to exercise of the Option, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Act and may require that the certificate evidencing such Shares bear an appropriate legend restricting transfer. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares.

         (j) ASSIGNMENT OR TRANSFER. Except as set forth in this Section 5(j), no Option may be transferred other than by will or by the laws of descent and distribution, and during a Non-Employee Director's lifetime an Option may be exercised only by the Non- Employee Director to whom it was granted. An Option may be transferred to a (i) Non-Employee Director's spouse, children or grandchildren (referred to herein as "Family Members"), (ii) a trust or trusts for the exclusive benefit of Family Members or (iii) a partnership in which Family Members are the only partners. Any transfer pursuant to this Section 5
(j) shall be subject to the following: (i) there shall be no consideration for such transfer, (ii) there may be no subsequent transfers without the approval of the Board and (iii) all transfers shall be made so that no liability under
Section 16(b) of the Exchange Act arises as a result of such transfer. Following any transfer, an Option shall continue to be subject to the same terms and conditions as were applicable to the Non-Employee Director immediately prior to transfer, with the transferee being deemed to be the Non-Employee Director for such purposes, except that the events of death and termination of service described in Sections 5(k) and 5(l), below, shall continue to apply with respect to the Non-Employee Director.

            (k) DEATH. Upon the death of a Non-Employee Director, all Options held by such Non-Employee Director that are not then exercisable shall immediately become exercisable. All Options held by such Non-Employee Director immediately prior to death may be exercised by his or her executor or administrator, or by the person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution, at any time within the three years following the date of death (but not later than the Final Exercise
Date); provided, however, that the Company shall be under no obligation to deliver a certificate representing Shares that may be issued pursuant to such exercise until the Company is satisfied as to the authority of the person or persons exercising the Option.

              (l) OTHER TERMINATION OF STATUS OF NON-EMPLOYEE DIRECTOR. If a Non-Employee Director ceases to be a member of the Board for any reason other than death, all Options held by such Non-Employee Director that are not then exercisable shall terminate three years following the date they first become exercisable. Options that are exercisable on the date of such termination shall continue to be exercisable for a period of three years following the date of termination (or until the Final Exercise Date, if earlier). Notwithstanding the foregoing, all Options held by a Non-Employee Director shall terminate immediately upon the termination of such Non-Employee Director's membership on the Board if such termination was based on the misconduct of such Non- Employee Director. After completion of the aforesaid three-year periods, such Options shall terminate to the extent not previously exercised, expired or terminated.

              (m) CHANGE IN CONTROL. In the event of a Change in Control (as defined below) of the Company, any Options outstanding as of the date of such Change in Control is determined to have occurred that are not yet exercisable on such date shall become fully exercisable. For purposes of this Section 5(m) a "Change in Control" means the happening of any of the following:

                  i. any transaction as a result of which a change in control of the Company would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K as in effect on the date hereof, pursuant to Sections 13 or 15(d) of the Exchange Act, whether or not the Company is then subject to such reporting requirement, otherwise than through an arrangement or arrangements consummated with the prior approval of the Board;

                  ii. any "person" or "group" within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act (a) becomes the "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, of more than 20% of the then outstanding voting securities of the Company, otherwise than through a transaction or transactions arranged by, or consummated with the prior approval of, the Board or (b) acquires by proxy or otherwise the right to vote for the election of directors, for any merger or consolidation of the Company or for any other matter or question, more than 20% of the then outstanding voting securities of the Company, otherwise than through an arrangement or arrangements consummated with the prior approval of the Board;

                  iii. during any period of 24 consecutive months (not including any period prior to the adoption of this Plan), Present Directors and/or New Directors cease for any reason to constitute a majority of the Board. For purposes of the preceding sentence, "Present Directors" shall mean individuals who, at the beginning of such consecutive 24 month period, were members of the Board and "New Directors" shall mean any director whose election by the Board or whose nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the Directors then still in office who were Present Directors or New Directors; or

                  iv. any "person" or "group" within the meaning of Sections 13(d) and 14(d)(2) of the Exchange
                        Act that is the "beneficial owner" as defined in Rule 13d-3 under the Exchange Act of 20% or more of the then outstanding voting securities of the Company commences soliciting proxies.

           (n) RULE 16B-3. Options granted hereunder are required to comply with the applicable provisions of Rule 16b-3 under the Exchange Act and the award thereof shall contain such additional conditions or restrictions as may be required thereunder to qualify to the maximum extent for the exemption from
Section 16(b) of the Exchange Act available pursuant to Rule 16b-3.

           6.     SHARES AUTHORIZED.

                  (a) Subject to adjustment as provided below, the aggregate number of Shares that may be issued pursuant to Options granted under this Plan is 82,500. Such Shares may be authorized, but unissued Shares, or may be Shares reacquired by the Company and held in treasury. If any Option granted under this Plan terminates without being exercised in full, the number of Shares as to which such Option was not exercised shall be available for future grants within the limits set forth in this Section 6(a).

                  (b) Subject to any required action by the shareholders of the Company in the event of any reorganization, recapitalization, share split, share dividend, combination of shares, issuance of rights or any other change in the capital or corporate structure of the Company, the number of Shares covered by each outstanding Option and the number of Shares available for issuance under this Plan, but as to which Options have not been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the exercise price per Share under outstanding Options, shall be adjusted equitably to reflect the occurrence of such event; provided, however, that no adjustments shall be made except as shall be necessary to preserve, rather than enlarge or reduce the value of awards under this Plan. Any such adjustment shall be made by the Board.

           7.     EFFECT AND DISCONTINUANCE.

           Neither adoption of this Plan nor the grant of Options to a Non-Employee Director hereunder shall confer upon any person any right to continued status as a director of the Company or affect in any way the right of the Company to terminate a director at any time. The Board may at any time discontinue granting Options under this Plan.

           8.     EFFECTIVE DATE; TERMINATION AND AMENDMENT OF PLAN.

                  (a) The effective date of this Plan shall be the date of its adoption by the Board of Directors and shareholders of the Company as indicated on the cover page of this Plan. The final award under this Plan shall be made on the date of the Annual Meeting in 2006, but the pertinent terms of this Plan shall continue thereafter while previously awarded Options remain outstanding.

                  (b) The Board may terminate or amend this Plan as it shall deem advisable or to conform to any change in any law or regulation applicable thereto; provided, however, that the Board may not make any amendment that would reduce any award previously made under this Plan.

           9.     GENERAL PROVISIONS.

                  (a) Nothing in this Plan is intended to be a substitute for, or shall preclude or limit the establishment or continuation of, any other plan, practice or arrangement for the payment of compensation or benefits to Non-Employee Directors that the Company now has or may hereafter put into effect.

                  (b) Options awarded hereunder and Shares underlying such Options shall be held by the Non-Employee Director for such period of time required so as to avoid liability under Section 16(b) of the Exchange Act.

                  (c) Headings are given to sections of this Plan solely as a convenience to facilitate reference and are not intended to affect the meaning of any provision hereof. The references herein to any statute, regulation or other provision of law shall be construed to refer to any amendment or successor to such provisions.

                                  EXHIBIT 10.11


                        DEFERRED COMPENSATION AGREEMENT


           DEFERRED COMPENSATION AGREEMENT made effective the 31ST day of DECEMBER , 1996, by and between STEINER LEISURE LIMITED., a Bahamian corporation (hereinafter referred to as "Company"), and LEONARD FLUXMAN, a resident of Dade County, Florida (hereinafter referred to as "Employee").


                             W I T N E S S E T H :

           WHEREAS, Company has heretofore employed Employee as an executive of the Company;

           WHEREAS, Employee's past services to the Company have contributed to the success of the Company;

           WHEREAS,   The  Company   desires  to  recognize   the  valuable  and
meritorious services performed on behalf of the Company by Employee and to offer him an incentive to remain as an employee of the Company;

           WHEREAS, The parties hereto desire to set forth in writing the terms and conditions of their understandings and agreements.

           NOW, THEREFORE, the parties hereto, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound, hereby agree as follows:

           1. RECITALS. The foregoing statements and recitals are true and correct and are incorporated herein by this reference.

           2. DEFERRED  COMPENSATION.  Employee may elect,  in  accordance  with
Section 3 of this Agreement, to defer annually the receipt of a portion of the Incentive Bonus ("Bonus") that Employee may be entitled to receive annually under the provisions of that certain Employment Agreement ("Employment Agreement") entered into between Employee and the Company or such greater amount as the Board of Directors of the Company may from time to time approve in writing. Any amount of said Bonus deferred pursuant to this Section shall be recorded by the Company in a deferred compensation account ("Account") maintained in the name of Employee. Upon Employee's election to defer receipt of said portion of or all of the Bonus, Company shall credit such amount to the Account at such time as the amount would otherwise be payable to Employee and shall also credit to the Account whatever earnings, if any, the investment of the Account may have produced. All right, title and interest in and to all amounts credited to the Account shall at all times be the sole and absolute property of Company and shall in no event be deemed to constitute a fund or collateral security for the payment under this Agreement. All amounts credited to the Account shall for all purposes be a part of the general funds of Company. To the extent that Employee or his designee acquires a right to receive payments under this Agreement such right shall be not greater than the right of any unsecured general creditor of Company. Neither Employee nor his designee shall have any interest whatsoever in any amount credited to the account. Amounts credited to Employee's Account may hereinafter be sometimes referred to as "Deferred Compensation".

           3. ELECTION BY EMPLOYEE. An election to defer receipt of all or a portion of Employee's Bonus shall be made in writing and shall become effective upon filing with the Company. An election shall remain in effect unless Employee amends or terminates the election by a notice in writing filed with Company. An amendment or termination of election shall be applicable only prospectively to Employee's Bonus and shall apply for the fiscal year immediately following the fiscal year of filing such notice with the Company, and shall not affect amounts previously credited to the Account. Employee may not amend or terminate the election with respect to the method or time of payment of the amounts credited to the Account.

           4. DISTRIBUTION. If Employee terminates employment other than on account of death then all amounts credited to Employee's Account shall be paid to Employee, at the time and in the manner specified in Employee's election filed with Company. Employee may elect to receive all amounts credited to his Account in one lump sum or in a specified number of equal annual installment payments. The date on which such lump sum payment shall be made, or the date on which the initial installment shall be paid, shall be specified in the form of election filed with Company and shall be determined by reference to the date on which Employee ceases to serve Company as an Employee. In the event that Employee dies prior to the termination of his employment no amounts credited to Employee's Account will be paid him.

           5. BENEFICIARY DESIGNATION. Subject to the provisions of Section 4, in the event that Employee shall die after terminating his employment but before all amounts credited to his Account shall have been paid to him, Company shall make payment of the balance of the amount in his Account to such person or persons as Employee shall designate by notice in writing filed with Company. Such payment shall be made in one lump sum or in equal annual installments, at the election of Employee. In the event that Employee shall fail to designate any beneficiary, then the balance of the amount in Employee's Account shall be paid to Employee's estate in one lump sum.

           6. LIFE INSURANCE. It is understood and agreed that Company shall be under no obligation whatsoever to purchase any life insurance policy, annuity policy, or to otherwise fund the Employee's Deferred Compensation hereunder. In the event that Company shall voluntarily elect to purchase any such medium of funding, Company shall be the absolute owner thereof and Employee shall have no rights therein. It is specifically understood and agreed that payment of Employee's Deferred Compensation hereunder shall at all times remain the general unsecured obligation of Company and any medium of funding so purchased by Company shall be the sole, exclusive and unrestricted property of Company. In any and all events, whether or not any such medium of funding is in fact purchased by Company, Company's liability to pay Deferred Compensation hereunder shall be limited to the aggregate sums and the manner of payment hereinabove set forth in the previous paragraphs of this Agreement.

           7. SPENDTHRIFT PROVISION. The Deferred Compensation payable hereunder shall not be subject to assignment and shall not be transferable by Employee or by any other party, nor shall same be subject to attachment, garnishment, execution or any other legal process by any creditor of Employee or Employee's estate; and Employee shall have no right to alienate, hypothecate, encumber or dispose of his right to receive all or any portion of the Deferred Compensation herein set forth; provided, however, that if, at the time of the death of Employee during his employment with Company, Employee is obligated to Company in any manner whatsoever, it is specifically recognized and agreed that the first amounts due to be paid hereunder as Deferred Compensation shall instead be used to satisfy Employee's obligations to Company in the order in which such payments are due hereunder. In the event that there is more than one named beneficiary of the Deferred Compensation due hereunder, such reduction and offset in such payments for reimbursements to Company shall be taken pro rata from the payments due to the respective beneficiaries hereunder in accordance with the respective amounts due to all such beneficiaries.

           8. RIGHT OF EMPLOYMENT. Nothing herein contained shall be construed or interpreted as giving Employee the right to be retained in the service and employment of Company, and Company and Employee each severally reserve the rights to terminate such employment for any reason whatsoever in accordance with such respective rights of termination as existed prior to the date of this Agreement or may exist in the future.

           9. COOPERATION FOR EXAMINATION. In the event that Company voluntarily elects to purchase one or more life insurance policies or other media of funding with respect to any Deferred Compensation hereunder which purchase requires any one or more medical examinations of Employee, the giving of financial or other information by Employee to any party (including but not limited to an insurance company) or any similar act requiring the cooperation of Employee, Employee shall fully cooperate with Company in the giving of such financial and other information and the submission to any such medical or other examination. Upon the failure of Employee to so cooperate in accordance with the provisions of this paragraph, or if Employee makes any misrepresentation or false statement, or omits any material statement of fact, or effects any other act of omission or commission which results in the failure of any insurance company to effect payments of death benefits under any such insurance policy, annuity or other medium of funding which Company voluntarily elects to purchase, then, upon the occurrence of any one or more of the foregoing events, this Agreement shall terminate and be of no further force or effect, and in such event, Company shall have no obligation for the payment of any Deferred Compensation.

           10. INCOME TAX WITHHOLDING. If Company shall be required under applicable law to withhold federal income or any other taxes of any kind or description with regard to any Deferred Compensation to be paid under this Agreement, including but not limited to federal withholding of income tax, federal social security taxes or any state or local governmental taxes of any kind, then any and all of such taxes shall be withheld prior to the payment of Deferred Compensation hereunder.

      11.   MISCELLANEOUS.

            (a) This  Agreement  shall be  binding  upon and shall  inure to the
benefit   of  the   respective   parties   hereto   and  the   heirs,   personal
representatives, successors and assigns of each of them.

            (b) This Agreement contains the entire understanding and agreement of the parties hereto and no future understanding or amendment shall be binding unless reduced to writing and signed by both parties.

            (c) This Agreement shall be construed and enforced in accordance with the substantive and remedial laws of the State of Florida. In the event of any dispute hereunder, the parties hereby agree that such dispute shall be resolved by and in any court of competent jurisdiction geographically situate in Dade County, Florida, and both parties hereby agree to submit to the personal jurisdiction of such court.

            (d) This Agreement may not be altered, amended, or modified except in a writing executed by all parties hereto.

            (e) Any party's failure to insist on compliance or enforcement of any provision of this Agreement shall neither affect its validity or enforceability or constitute a waiver of future enforcement of that provision or any other provision of this Agreement.

            (f) No part of this Agreement will be affected if any other part of it is held invalid or unenforceable.

            (g) This Agreement shall terminate upon the first occurrence of any of the following events:

                  (i) A termination of the employment of Employee for any reason whatsoever under the provisions of the Employment Agreement or any renewal or extension thereof.

                  (ii) A voluntary termination hereof by Company and Employee which voluntary termination shall be binding and conclusive upon the parties hereto and all heirs, personal representatives, successors and assigns of any or all of them.

            Notwithstanding any termination of this Agreement, each party shall continue to have any right to enforce any right that such party had under this Agreement at the time of termination of this Agreement.

            (h) If any term, provision, or condition of this Agreement shall be found by any court competent jurisdiction to be against public policy, illegal or void in any manner whatsoever, and such determination shall be upheld upon exhaustion of all appeals, such determination shall have the effect of terminating this Agreement AB INITIO and in such event this entire Agreement shall be rendered null, void and of no further force or effect and Company shall have no financial or other obligations hereunder to Employee, or any other person hereunder.

            (i) Any headings preceding the text of the several paragraphs hereof are inserted solely for the convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

      12. NOTICES. Any notice or election required or permitted to be given hereunder shall be in writing and shall be deemed to be given upon the date it is personally delivered to Employee or to an officer of the corporation other than LEONARD FLUXMAN or three business days after it is sent by registered or certified mail, return receipt requested addressed to such addressee at the address set forth in the Employment Agreement or any other address notified by a party to the other party in writing.

      IN WITNESS WHEREOF, the parties have caused this Deferred Compensation Agreement to be duly executed as of the day and year first above written.

                                          STEINER LEISURE LIMITED


                                          By:/S/ CLIVE E. WARSHAW
                                             -----------------------------------
                                             Clive E. Warshaw, Chairman
                                             of the Board and Chief
                                             Executive Officer


                                             /S/ LEONARD I. FLUXMAN
                                             -----------------------------------
                                             Leonard I. Fluxman

                                  EXHIBIT 10.12


                       SPLIT-DOLLAR INSURANCE AGREEMENT

            AGREEMENT MADE effective the __th day of _____, 1997, by and between STEINER LEISURE LIMITED, a Bahamian corporation, (hereinafter referred to as the "Company") and LEONARD FLUXMAN, a resident of Dade County, Florida (hereinafter referred to as the "Insured").

                             W I T N E S S E T H :

            WHEREAS, the Insured desires to insure his life, for the benefit and protection of his family; and

            WHEREAS, Company desire to assist Insured providing insurance for the benefit and protection of his family by paying the full amount of premiums due on the policy on the Insured's life; and

            WHEREAS, the Insured will be the owner of the policy of insurance on his life acquired pursuant to the terms of this Agreement, the policy will be assigned to the Company as security for the repayment of the amount which the Company will contribute toward payment of the premiums due on said policy;

            NOW, THEREFORE, the parties hereto, for and in consideration of the mutual covenants herein contained, the sum of TEN DOLLARS ($10.00) and other good and valuable consideration, the receipt whereof is hereby acknowledged, and intending to be legally bound, hereby agree as follows:

            1. APPLICATION FOR INSURANCE. Insured agrees to apply for one or more policies (each a "Policy" and collectively the "Policies") of life insurance covering the life of Insured from such companies, in such types and face amounts, and on such terms and conditions as shall be referred to in Exhibit "A" attached hereto and made a part of this Agreement listing the insurer (the

"Insurer"), the face amount, the type and premium of each such policy.

            2. INCIDENTS OF OWNERSHIP. The Insured shall be the sole and absolute owner of any and all Policies and may exercise all ownership rights and incidents of ownership granted to the owner of each such Policy by Insurer, except as may expressly provided to the contrary in this Agreement. It is the intention of the parties that the Insured retain all rights that each such Policy grants to the owner thereof, except Company's right to be repaid the amounts that it pays toward the premiums on each such Policy. Specifically (but not limited thereto), Company may neither have nor exercise any rights as collateral assignee of each such Policy that could in any way defeat or impair the Insured's right to receive the cash surrender value or the death proceeds of each such Policy in excess of the amount due to Company under this Agreement. All provisions of the collateral assignment to the Company described in Section 5 below shall be construed so as to carry out such intention.

            3. DIVIDENDS. All dividends declared on each Policy may be applied to buy one-year term insurance on the life of the Insured, in an amount equal to such Policy's cash value as of such Policy's next anniversary date. If the premium for such term insurance is less than the amount of such dividend, then the balance of such dividend shall be used to reduce the premiums payable on such Policy. If such dividend is not adequate to buy the required amount of one-year term insurance on the life of the Insured, then the entire dividend may be applied to buy such term insurance on his life. The parties hereto agree that the dividend election provisions of each Policy shall conform to the provisions of this section.

            4. PREMIUM PAYMENTS. Except as otherwise provided in this Agreement, on or before the due date of each Policy premium, or within the grace period provided in each Policy, Company shall pay the full amount of such premium to the Insurer, and shall, upon request, promptly furnish to the Insured evidence of timely payment of each such premium. Company shall annually furnish to Insured a statement of the amount of income reportable by him for federal income tax purposes as a result of such premium payments.

          5. RIGHT OF REPAYMENT. To secure the repayment to the Company of the amount of premiums on each Policy paid by it hereunder, the Insured has,
contemporaneously   herewith,   assigned  the  Policy  to  the  Company  as
collateral, under the form used by the Insurer to such assignments, which collateral assignment specifi-cally limits the Company's right thereunder to the repayment of the amounts it paid towards premiums on such Policy. Such repayment shall be made from such Policy's cash surrender value if this Agreement is terminated or if the Insured surrenders or cancels such Policy, or from such Policy's death proceeds, if the Insured should die while such Policy and this Agreement remain in force. In no event shall the Company have any right to borrow against such Policy. Each Policy's collateral assignment shall not be terminated, altered, or amended by the Insured without the express written consent of the Company. The parties hereto agree to take all actions necessary to cause such collateral assignment to conform to the provisions of the Agreement.

            6.    RIGHTS OF THE INSURED IN THE POLICY.

                  6.1 RIGHTS OF THE COMPANY PROTECTED. The Insured shall take no action with respect to each Policy that would in any way compromise or jeopardize the Company's right to be repaid the amount it paid towards such Policy's premiums, without the Company's express written consent.

                  6.2 RIGHT TO BORROW. The Insured may pledge or assign such Policy, subject to the terms and conditions of this Agreement, in order to secure a loan from the Insurer or from a third party, in an amount that shall not exceed such Policy's cash surrender value as of the most recent date on which the premiums have been paid, less the amount of the premiums on such Policy paid by the Company. Interest charges on such loan shall be the responsibility of and shall be paid by the Insured. For each Policy year in which the Insured borrows against such Policy, the Company shall be correspondingly relieved of its obligation to pay any amounts towards premiums for that particular Policy year.

                  6.3 RIGHT TO CANCEL. The Insured shall have the sole right to surrender or cancel such Policy and to receive such Policy's full cash surrender value directly from the Insurer. Notwithstanding the foregoing, upon any surrender or cancellation of such Policy, the Company shall have the unqualified right to receive a portion of the cash surrender value equal to the total amount of the premiums paid by it under this Agreement. Immediately upon receipt of the cash value, the Insured shall pay to the Company the portion of such cash value to which it is entitled under this Agreement, and shall retain the balance, if any.

            7.    UPON THE INSURED'S DEATH.  Upon the death of the
Insured, the Company and the Insured shall promptly take all action necessary to obtain the death benefit provided under each Policy. The Company shall have the unqualified right to receive a portion of such death benefits equal to the total amount of the premiums paid by it under this Agreement. The balance of the death benefits provided under each Policy, if any, shall be paid directly to the beneficiary designated by the Insured in the manner and in the amount provided in such Policy's beneficiary designation provisions. In no event shall the amount payable to the Company under this Agreement exceed each Policy proceeds payable at the death of the Insured. No amount shall be paid from such death benefits to the beneficiary designated by the Insured until the full amount due to the Company has been paid. The parties agree that the beneficiary designation provision of each Policy shall conform to the provisions of this Agreement.

            8. RELEASE OF COLLATERAL ASSIGNMENT. For sixty (60) days after the date this Agreement is terminated, the Insured shall have the option of obtaining the release of the collateral assignment of each Policy to the Company. The Insured may exercise this option by repaying Company the total amount of the premium payments Company has made under this Agreement, and upon receipt of such amount, Company shall release the Employee's collateral assignment of each Policy by its execution and delivery of an appropriate instrument of release. If the Insured fails to exercise such option within the said sixty (60) day period, then, at the Company's written request, he shall execute any document required by the Insurer to transfer his interest in such Policy to the Company. Alternatively, the Company may enforce its right to be repaid the amount of each Policy premiums paid by it from the Policy's cash surrender value under such Policy's collateral assignment, and if the cash surrender value exceeds the amount of such premium payments, the excess will be paid to the Insured.

            9. TERMINATION. This Agreement shall automatically terminate upon cessation of Insured's employment with Company. In addition, this Agreement may be terminated by either party giving written notice to the other party of such intention to terminate. Such notice, if given, shall be given at least thirty
(30) days prior to the date on which the next premium on each Policy purchased in accordance herewith is due and payable; and within thirty (30) days after the receipt of any such notice of intention to terminate, the Insured shall have the right and option to assume Company's interest in and to the Policy from Company by paying to the Company an amount equal to the aggregate amount of premiums that the Company paid for such Policy. Notwithstanding such termination, each party shall continue to have the right to enforce any right that such party had at the time of termination under this Agreement. In the event of such purchase by Insured, Company shall execute all documents which may be necessary or advisable to release or otherwise transfer its interest in the Policy to the Insured.

            10. INSURER PROTECTED. The Insurer shall be fully discharged from its obligations under each Policy by payment of such Policy's death benefit to the beneficiary named in each such Policy, subject to such Policy's terms and conditions. In no event shall the Insurer be considered a party to this Agreement. No provision of this Agreement shall in any way be construed as enlarging, changing, varying, or in any other way affecting the Insurer's obligations as expressly provided in such Policy, except insofar as the provisions of this Agreement are made a part of such Policy by the collateral assignment document executed by the Insured and filed with the Insurer in connection with this Agreement.

            11. THE COMPANY AS FIDUCIARY. The Company is the named fiduciary under this Agreement and as such it shall have the authority to control the administration of this Agreement. The Company will make all determinations relating to the rights and benefits conferred by this Agreement, and its decision regarding any claim by the Insured or his beneficiary for benefits under this Agreement must be stated in writing and delivered or mailed to the Insured or such beneficiary. Such decision shall set forth the specific reasons for any such denial.

            12. GOVERNING LAW. This Agreement shall be executed and delivered in the State of Florida and shall be construed and enforced in accordance with the laws of such State. In the event of any dispute hereunder, the parties hereby agree that such dispute shall be resolved by and in any court of competent jurisdiction geographically situate in Dade County, Florida, and both parties hereby agree to submit to the personal jurisdiction of such court.

            13. MODIFICATION. This Agreement may not be altered, amended, or modified except in a writing executed by all parties hereto.

            14. BINDING AGREEMENT. This Agreement is binding on and enforceable by and against the parties, their successors, legal representatives, and assigns.

            15. NOTICES. Any notice or election required or permitted to be given hereunder shall be in writing and shall be deemed to be given upon the date it is personally delivered to Employee or to an officer of the corporation other than LEONARD FLUXMAN or three business days after it is sent by registered or certified mail, return receipt requested addressed to such addressee at the address set forth in any employment agreement entered into between the parties hereto and in effect or any other address notified by a party to the other party in writing.

            16. WAIVER. Any party's failure to insist on compliance or enforcement of any provision of this Agreement shall neither affect its validity or enforceability or constitute a waiver of future enforcement of that provision or any other provision of this Agreement.

            17.   COPIES.   More than one (1) copy of this Agreement
may be executed and all parties agree and acknowledge that each executed copy shall be a duplicate original.

            18. SEVERABILITY. No part of this Agreement will be affected if any other part of it is held invalid or unenforceable.

            19. HEADINGS. Any headings preceding the text of the several paragraphs hereof are inserted solely for the convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

            20. ENTIRE AGREEMENT. This Agreement contains the entire understanding and agreement of the parties hereto and no future understanding or amendment shall be binding unless reduced to writing and signed by both parties.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                                          STEINER LEISURE LIMITED


                                          By:/S/ CLIVE E. WARSHAW
                                             -----------------------------------
                                             Clive E. Warshaw, Chairman
                                             of the Board and Chief
                                             Executive Officer


                                             /S/ LEONARD I. FLUXMAN
                                             -----------------------------------
                                             Leonard I. Fluxman